Filed Pursuant to Rule 424(b)(5)
Registration No. 333-179850

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 17, 2012

Prospectus supplement

(To Prospectus dated March 2, 2012)

16,000,000 shares Common stock

We are offering 16,000,000 shares of our common stock through this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “BEE”. The last reported sale price of our common stock on the NYSE on April 16, 2012 was $6.54 per share. To ensure that we maintain our qualification as a real estate investment trust, our charter limits ownership by any individual to 9.8% of the number or value, whichever is more restrictive, of our outstanding shares of common stock, with certain exceptions. In addition, our charter limits ownership by any individual to 9.8% in value of our outstanding shares of stock, with certain exceptions.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to Strategic Hotels & Resorts, Inc., before expenses	$	$

The underwriters may also purchase up to an additional 2,400,000 shares of common stock from us at the public offering price, less the underwriting discount, within 30 days following the date of this prospectus supplement. If the underwriters exercise the option in full, the total discount and commission will be $             and the total net proceeds, before expenses, to us will be $            .

The underwriters expect that the shares of common stock will be ready for delivery in book-entry form through the facilities of The Depository Trust Company on or about April    , 2012.

Investing in our common stock involves risks, including those described in the “Risk factors” section beginning on page S-10 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Deutsche Bank Securities	Raymond James
April , 2012

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ABOUT THIS PROSPECTUS SUPPLEMENT

As used in this prospectus supplement, references to “we,” “our,” “us” and “SHR” are to Strategic Hotels & Resorts, Inc. and, except as the context otherwise requires, its consolidated subsidiaries, including Strategic Hotel Funding, L.L.C., our operating partnership, and its consolidated subsidiaries. References to “SH Funding” are to Strategic Hotel Funding, L.L.C.

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of our common stock. The second part is the accompanying prospectus, which provides general information about us and our securities, some of which may not apply to the common stock that we are currently offering.

Both this prospectus supplement and the accompanying prospectus include important information about us and our common stock, and other information of which you should be aware before investing in our common stock. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated therein by reference. To the extent that any statements that we make in this prospectus supplement are inconsistent with statements made in the accompanying prospectus, the statements made in this prospectus supplement are deemed to modify the statements made in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus, as well as the additional materials described under the caption “Where you can find more information and incorporation by reference” in the accompanying prospectus, before investing in our common stock.

This prospectus supplement contains registered trademarks that are the exclusive property of their respective owners, which are companies other than us, including Fairmont®, Four Seasons®, Hyatt®, InterContinental®, Loews®, Marriott®, Ritz-Carlton® and Westin®. None of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees is an issuer or underwriter of the securities being offered hereby. In addition, none of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees has or will have any liability arising out of or related to the sale or offer of the securities being offered hereby, including any liability or responsibility for any financial statements, projections or other financial information or other information contained in this prospectus supplement or otherwise disseminated in connection with the offer or sale of the securities offered hereby.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. If anyone provided you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not intended to be a complete description of the matters covered in this prospectus supplement, the accompanying prospectus and the information incorporated by reference. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein carefully, especially the risks of investing in our common stock discussed in “Risk factors” below, before investing in our common stock.

Strategic Hotels & Resorts, Inc.

Our business

We are an owner and asset manager of high-end hotels and resorts. We own a quality portfolio of upper upscale and luxury hotels and resorts in desirable North American and European locations. The terms upper upscale and luxury are classifications of hotels by brand that are defined by Smith Travel Research, an independent provider of lodging industry statistical data. We own hotels with complex operations, sophisticated customers and multiple revenue streams. Our properties are diverse and include large convention hotels, business hotels and resorts, which are operated by internationally known hotel management companies under long-term management contracts or operating leases. Our existing hotels are operated under the widely-recognized upper upscale and luxury brands of Fairmont®, Four Seasons®, Hyatt®, InterContinental®, Loews®, Marriott®, Ritz-Carlton® and Westin®. The Hotel del Coronado is operated by a specialty management company, KSL Resorts. We seek to maximize asset values and operating results through asset management. Although we have no imperative to grow, we will opportunistically seek to acquire additional properties that meet our disciplined investment criteria.

We operate as a self-administered and self-managed real estate investment trust, or REIT, managed by our board of directors and executive officers and conduct our operations through our direct and indirect subsidiaries including SH Funding, our operating partnership. We are the managing member of SH Funding and hold approximately 99% of its membership units as of April 17, 2012. We own our properties through our investment in SH Funding and manage all business aspects of SH Funding, including the sale and purchase of hotels, the investment in these hotels and the financing of our operating partnership and its assets.

As of April 17, 2012, we:

•

wholly own or lease 14 hotels, have a 53.5% interest in an affiliate that owns a hotel where we asset manage such hotel, and have 50.0% and 34.3% interests in, and act as asset manager for, two unconsolidated affiliates that each own one hotel;

•	own land held for development including:

•	20.5 acres of oceanfront land adjacent to our Four Seasons Punta Mita Resort, Nayarit, Mexico and 60.0 acres of oceanfront land near the Four Seasons Punta Mita Resort;

•	a 20,000 square-foot parcel of land on the ocean in Santa Monica, California adjacent to our Loews Santa Monica Beach Hotel entitled for development and residential units;

•	a 50% interest in an unconsolidated affiliate that owns 10.0 acres of land adjacent to the Fairmont Scottsdale Princess hotel; and

•	a 31% interest in an unconsolidated affiliate with two unaffiliated parties that is developing the fractional ownership program known as the Four Seasons Residence Club Punta Mita.

We were incorporated in Maryland in January 2004 and completed our initial public offering in June 2004. Our principal executive office is located at 200 West Madison Street, Suite 1700, Chicago, Illinois 60606 and our telephone number is (312) 658-5000. We operate under the name Strategic Hotels & Resorts and maintain an Internet site at http://www.strategichotels.com which contains information concerning us and our subsidiaries. Information included or referred to on, or otherwise accessible through, our website is not incorporated by reference or otherwise a part of this prospectus supplement.

Business Strategy

We are a preeminent owner of upper upscale and luxury branded hotels located primarily in North America with select international hotels. Our strategy involves the acquisition of hotels with strong underlying real estate values, adding value through the application of our management’s superior asset management skills, identifying redevelopment opportunities to enhance cash flow and value, and opportunistic dispositions of hotels upon completion of our value enhancement and cash flow generating strategies.

•	Acquisition Strategy

One of our core competencies is a diligent approach to acquisitions that includes continuous research-based selection of target markets and individual properties. We target upper upscale and luxury hotels in select urban and resort markets, including major business centers and leisure destinations, with strong growth characteristics and high barriers to entry. We believe that the upper upscale and luxury hotel sector is an extremely attractive sector for long-term investment, especially considering the supply constraints characteristic of that sector.

•	Asset Management Strategy

We believe that we can enhance our cash flow and earnings growth through expert asset management, which we expect will ultimately generate increased operating margins and higher investment returns. Our value-added asset management strategy has the following general components:

•

Working in partnership with the hotel management companies that operate our hotels, we build an asset management approach to enhance the cash flow and value of our properties. We have multi-property relationships with a select group of hotel management companies that in our opinion have strong brand recognition, superior marketing capabilities, management depth and an ability to work with our team to create efficient operations. We improve hotel operating performance through the application of value-added programs involving consumer and market research, competitive benchmarking, technology upgrades and systems development and upgrades.

•

We provide rigorous oversight of our properties and the hotel management companies that operate them to ensure the alignment of the hotel management companies’ and our interests and to monitor the hotel management companies’ and our compliance with the management contracts relating to our properties. Typically, this oversight allows us to maximize operating margins and enhance property values.

•	Redevelopment Strategy

A major component of our value creation strategy is to create incremental sources of income from our properties through thoughtfully executed and consumer market research based redevelopment.

Our current portfolio now includes capital investments, which give us a competitive portfolio in excellent physical condition that management believes can provide relative outperformance during the current recovery cycle. We have planned a variety of property investment programs with the goal of enhancing the cash flow growth of our portfolio through the careful execution of these plans.

•	Disposition Strategy

•

We recycle capital for future investments through opportunistic dispositions. We would consider the disposition of all or part of our investment in a property in circumstances where we believe our asset management strategy has maximized the property’s value, the proceeds of the disposition are unusually attractive, the market in which the property is located is declining or static, or competition in the market requires substantial capital investment that will not generate returns that meet our criteria.

•

Proceeds from dispositions would generally be intended to be reinvested in redevelopment activities in our existing portfolio, the acquisition of additional hotel properties where the application of our life cycle-based investment strategy can begin again, or enhancement of our balance sheet.

•

We continually undertake a comprehensive review of our assets against sources of capital in the marketplace with the objective of seeking strategies to sell assets in order to supplement our liquidity position.

Summary of Hotel Properties

Set forth below is a summary of certain information related to our hotel properties as of April 17, 2012:

Hotel	Location	Number of rooms	Property interest	Date acquired
Westin St. Francis (*)	San Francisco, CA	1,195	Fee simple	6/2006
InterContinental Chicago (*)	Chicago, IL	792	Fee simple	4/2005
Hotel del Coronado (1)	Coronado, CA	757	Fee simple	1/2006
Fairmont Chicago (*)	Chicago, IL	687	Fee simple	9/2005
Fairmont Scottsdale Princess (2)	Scottsdale, AZ	649	Fee simple	9/2006
InterContinental Miami (*)	Miami, FL	641	Fee simple	4/2005
Hyatt Regency La Jolla (3) (*)	La Jolla, CA	419	Fee simple	7/1999
Ritz-Carlton Laguna Niguel (*)	Dana Point, CA	396	Fee simple	7/2006
Marriot Lincolnshire Resort (*)	Lincolnshire, IL	389	Ground lease	9/1997
Loews Santa Monica Beach Hotel (*)	Santa Monica, CA	342	Fee simple	3/1998
Marriot Hamburg (4)	Hamburg, Germany	278	Leasehold	6/2000
Ritz-Carlton Half Moon Bay (*)	Half Moon Bay, CA	261	Fee simple	8/2004
Marriot London Grosvenor Square (*)	London, England	237	Ground lease	8/2006
Four Seasons Washington, D.C. (*)	Washington, D.C.	222	Fee simple	3/2006
Four Seasons Silicon Valley	East Palo Alto, CA	200	Fee simple	3/2011
Four Seasons Punta Mita Resort (*)	Punta Mita, Mexico	173	Fee simple	2/2001
Four Seasons Jackson Hole	Teton Village, WY	124	Fee simple	3/2011

Total number of rooms:		7,762

(1)	We indirectly have a 34.3% interest in the unconsolidated affiliate that owns this property, which is subject to a mortgage. See “Part II. Item 8. Financial Statements and Supplementary Data—6. Investment in Unconsolidated Affiliates” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission, or SEC, on February 23, 2012.
(2)	We indirectly have a 50.0% interest in the unconsolidated affiliate that owns this property, which is subject to a mortgage. The unconsolidated affiliate has a ground lease interest in one land parcel at this property. See “Part II. Item 8. Financial Statements and Supplementary Data—6. Investment in Unconsolidated Affiliates” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.
(3)	We own a 53.5% controlling interest in an affiliate that owns this property.
(4)	This property was originally acquired on the date indicated in the table but was subsequently sold to a third party and leased back to us in a transaction that is more fully described under “Part II. Item 8. Financial Statements and Supplementary Data—8. Operating Lease Agreements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.
(*)	These properties are subject to mortgages as more fully described under the heading “Part II. Item 8. Financial Statements and Supplementary Data—9. Indebtedness” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Recent Developments

Preferred dividends

In the fourth quarter of 2011, our board of directors authorized, and we declared, the payment of accrued and unpaid dividends on our 8.50% Series A Cumulative Redeemable Preferred Stock, 8.25% Series B Cumulative Redeemable Preferred Stock and 8.25% Series C Cumulative Redeemable Preferred Stock, which we collectively refer to herein as our Outstanding Preferred Stock, through September 30, 2011, and dividends for the quarter ended December 31, 2011, which we collectively refer to herein as the Unpaid Dividends, and a sum sufficient for the payment of the Unpaid Dividends has been set apart for payment on our books through the recording of a liability in accordance with the terms of our charter. However, the

Unpaid Dividends are not payable until June 29, 2012, are payable to holders of record as of the close of business on June 15, 2012 and are contingent upon our ability to meet, on the June 29, 2012 Unpaid Dividends payment date, the requirements of the Maryland General Corporation Law, or MGCL, with respect to the payment of dividends, or the Maryland Dividend Requirement. In addition, in February 2012, our board of directors authorized, and we declared, the payment of dividends on our Outstanding Preferred Stock for the quarter ended March 31, 2012, which we refer to herein as the First Quarter 2012 Dividends, payable on June 29, 2012, to holders of record as of the close of business on June 15, 2012, contingent upon our ability to meet the Maryland Dividend Requirement on such payment date. A sum sufficient for the payment of the First Quarter 2012 Dividends has been set apart for payment on our books through the recording of a liability in accordance with the terms of our charter. While we cannot make any guarantees, we currently expect to be able to meet the Maryland Dividend Requirement on the June 29, 2012 Unpaid Dividends and First Quarter 2012 Dividends payment date. The aggregate amount of the Unpaid Dividends and the First Quarter 2012 Dividends is $78.5 million.

Increase in authorized shares of common stock

In connection with this offering, our board of directors has approved an increase in the number of shares of common stock that we are authorized to issue from 250,000,000 to 350,000,000, and our charter will be amended accordingly prior to the closing of the offering.

THE OFFERING

Issuer	Strategic Hotels & Resorts, Inc.

Common stock offered by us	16,000,000 shares of our common stock. We have also granted the underwriters an option to purchase up to 2,400,000 additional shares of our common stock to cover over-allotments, if any.

Common stock to be outstanding after this offering	201,867,664 shares (204,267,664 shares if the underwriters exercise their over-allotment option in full)

NYSE trading symbol	“BEE”

Restrictions on ownership	Our charter contains restrictions on the ownership and transfer of our capital stock that are intended to assist us in continuing to qualify as a REIT and complying with certain requirements under the Internal Revenue Code of 1986, as amended, or the Tax Code, applicable to REITs. Specifically, without the approval of our board of directors, no individual may own more than 9.8% of the number or value, whichever is more restrictive, of the outstanding shares of our common stock, no individual may own more than 9.8% in value of our outstanding shares of stock and no person may own shares of our stock that would cause us to be “closely held” under the Tax Code or otherwise cause us to fail to qualify as a REIT. See “Description of our common stock.”

Use of proceeds	Assuming a public offering price per share of $6.54 (the last reported sale of our common stock as reported on the NYSE on April 16, 2012), we estimate that the net proceeds from this offering will be approximately $100.1 million ($115.1 million if the underwriters exercise their over-allotment option in full), after deducting underwriting discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, reducing our borrowings under our secured bank credit facility, funding the payment of the Unpaid Dividends and the First Quarter 2012 Dividends, repaying other debt and funding capital expenditures and working capital. See “Use of proceeds.”

Transfer agent and registrar	Computershare Shareowner Services LLC

Risk factors	See “Risk factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

The number of shares of our common stock to be outstanding after this offering as shown above is based on 185,867,664 shares outstanding as of April 17, 2012. The number of shares of common stock to be outstanding after this offering does not include as of April 17, 2012:

•	853,461 shares of common stock issuable upon redemption of non-managing member interests in SH Funding if we elect to pay for the redemption with shares of our common stock;

•	669,797 shares of common stock issuable upon the exercise of options granted under our equity incentive plans with a weighted-average exercise price of $20.40;

•	2,404,007 shares of common stock issuable upon the lapsing of restrictions and conversion of outstanding restricted stock units under our equity incentive plans;

•	4,976,200 shares of common stock reserved and available for future issuance under our equity incentive plans; and

•

up to 1,856,169 shares of common stock that may be issued in connection with our Value Creation Plan Normal Unit Distributions Deferral Election and Deferral Program, which we refer to herein as the VCP Deferral Program.

Except as otherwise noted, all information in this prospectus supplement and the accompanying prospectus assumes no exercise by the underwriters of their option to purchase up to 2,400,000 additional shares of our common stock.

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table sets forth our summary consolidated financial and operating data as of and for each of the years ended December 31, 2011, 2010 and 2009. The following summary consolidated financial data as of and for each of the years ended December 31, 2011, 2010 and 2009 was derived from our audited historical consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2011.

You should read the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2011 and our consolidated financial statements and notes thereto included or incorporated by reference herein.

	Years Ended December 31,
	2011(1)	2010(1)	2009(1)
	(In thousands, except per share data)
Operating Data:
Revenue:
Rooms	$410,315	$362,559	$343,891
Food and beverage	267,194	238,762	216,982
Other hotel operating revenue	80,907	79,981	89,525
Lease revenue	5,422	4,991	4,858

Total revenues	763,838	686,293	655,256
Operating costs and expenses:
Rooms	114,087	105,142	100,642
Food and beverage	192,028	171,279	160,252
Other departmental expenses	207,664	199,336	193,699
Management fees	24,719	22,911	23,386
Other hotel expenses	53,808	48,781	52,385
Lease expense	4,865	4,566	4,752
Depreciation and amortization	112,062	130,601	130,955
Impairment losses and other charges	-	141,858	99,740
Corporate expenses	39,856	34,692	23,910

Total operating costs and expenses	749,089	859,166	789,721

Operating income (loss)	14,749	(172,873)	(134,465)

Interest expense	(86,447)	(86,285)	(93,929)
Equity in (losses) earnings of unconsolidated affiliates	(9,215)	13,025	1,718
Loss from continuing operations	(106,424)	(265,311)	(231,296)
Income (loss) from discontinued operations, net of tax	101,572	34,511	(15,137)
Net loss	(4,852)	(230,800)	(246,433)
Net loss attributable to the noncontrolling interests in SHR’s operating partnership	29	1,687	3,129
Net income attributable to the noncontrolling interests in consolidated affiliates	(383)	(1,938)	(641)
Preferred shareholder dividends	(18,482)	(30,886)	(30,886)
Net loss attributable to SHR common shareholders	(23,688)	(261,937)	(274,831)
Loss from continuing operations attributable to SHR common shareholders per share –basic	(0.70)	(2.41)	(3.45)

	As of the Years Ended December 31,
	2011(1)	2010(1)	2009(1)
	(In thousands, except statistical data)
Balance Sheet Data:
Total assets	$2,086,689	$2,162,316	$2,598,143
Long-term debt obligations	1,050,385	1,146,281	1,648,197
Total liabilities	1,419,686	1,511,922	2,003,258
Noncontrolling interests in SHR’s operating partnership	4,583	5,050	2,717
Noncontrolling interests in consolidated affiliates	8,222	25,082	23,188
SHR’s shareholders’ equity	654,198	620,262	568,980

Statistical Data:
Number of hotels at the end of the year excluding unconsolidated affiliates	15	15	16
Number of rooms at the end of the year excluding unconsolidated affiliates	6,356	6,873	7,245
Average occupancy rate	72.2%	69.5%	66.8%

(1)	We sold one hotel property in 2011, one hotel property in 2010, and two hotel properties in 2009. The operations of these hotels are included as discontinued operations in the operating data above for all years presented.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus before deciding whether to purchase our common stock. The risks and uncertainties described below and incorporated into this prospectus supplement are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations may suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary note regarding forward-looking statements” below.

Risks Related to This Offering

Our common stock is an equity security and therefore is junior to our existing and future indebtedness.

Our common stock is an equity security. As such, shares of our common stock will, in effect, rank junior to all of our existing and future indebtedness, to all other non-equity claims against us or our assets, to our currently outstanding preferred stock and to any preferred stock that we may issue in the future. Our existing and future indebtedness may restrict payment of dividends on our common stock.

Additionally, unlike indebtedness, for which principal and interest customarily are payable on specified due dates, in the case of our common stock, (i) dividends are payable only when and if declared by our board of directors or a duly authorized committee of our board of directors and (ii) as a corporation, we are restricted from making dividend payments and redemption payments other than out of legally available net assets. See the risk factor titled “We have suspended the payment of dividends on our common stock and have suspended the payment of dividends on our preferred stock in the past.” For a description of restrictions on our ability to pay dividends, see the discussion under the heading “Part II. Item 8. Financial Statements and Supplementary Data—9. Indebtedness—Bank Credit Facility” in our Annual Report on Form 10-K filed with the SEC on February 23, 2012.

Our common stock places no restrictions on our business or operations or on our ability to incur indebtedness or issue preferred stock.

This offering may be dilutive, and there may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Giving effect to the potential issuance of common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, this offering may have a dilutive effect on our expected earnings per share and funds from operations per share. The actual amount of such dilution cannot be determined at this time and will be based on numerous factors. Furthermore, we are not restricted from issuing additional shares of our common stock or preferred stock, or from issuing securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any similar securities. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after this offering or the perception that such sales could occur.

The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.

During the 12 months ended April 16, 2012, the trading price of our common stock has ranged from $3.76 to $7.62. The trading price of our common stock may fluctuate significantly in response to a number of factors, including the following:

•	actual or anticipated variations in our quarterly results of operations;

•	changes in market valuations of companies in the hotel or real estate industries;

•	changes in expectations of future financial performance or changes in estimates of securities analysts;

•	issuances of common stock or other securities in the future;

•	the addition or departure of key personnel and members of our board of directors;

•	announcements by us or our competitors of acquisitions, investments or strategic alliances;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	trading volume of our common stock on the NYSE;

•	disputes with any of our hotel operators; and

•	general market, economic and political conditions.

In addition, the U.S. securities markets have recently experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Market fluctuations and broad market, economic and industry factors may negatively affect the price of our common stock, regardless of our operating performance. You may not be able to sell your shares of our common stock at or above the public offering price, or at all. Any volatility of or a significant decrease in the market price of our common stock could also negatively affect our ability to make acquisitions using common stock.

Legislative or regulatory action could adversely affect purchasers of our common stock.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our common stock. Changes are likely to continue to occur in the future, and we cannot assure you that any of these changes will not adversely affect our stockholders’ stock. Any of these changes could have an adverse effect on an investment in our common stock or on market value or resale potential of our common stock. Stockholders are urged to consult with their own tax advisor with respect to the impact that recent legislation may have on their investment and the status of legislative, regulatory or administrative developments and proposals and their potential effect on their investment in our stock.

Risks Related to Our Business

The U.S. and other financial markets have recently been in turmoil and the U.S. and other economies in which we operate are in the midst of a slow but fragile economic recovery and highly volatile stock market climate, which continue to negatively impact our operations and our liquidity.

The U.S. and other financial markets have recently experienced extreme dislocations and a severe contraction in available liquidity globally as important segments of the credit markets were impaired. Global financial markets were disrupted by, among other things, volatility in securities prices, ratings downgrades and declining valuations, and this disruption has been acute in real estate related markets. This disruption has led to a decline in business and consumer confidence and increased unemployment and has precipitated an economic recession around the globe. As a consequence, owners and operators of commercial real estate, including hotels and resorts, may experience a stagnation or further declines of business and real estate values in the United States or elsewhere and continuing liquidity constraints as lenders may be unwilling or unable to originate new credit on commercially reasonable terms, or at all, and the capital markets may be otherwise unavailable. We are unable to predict the likely duration of the slow, but fragile economic recovery and highly volatile stock market climate and the effects they may have on our business, financial condition and results of operations.

We incurred losses in fiscal years 2011, 2010, 2009 and 2008 due to the negative economic environment, and we may continue to incur losses in the future.

We incurred net losses of $4.9 million, $230.8 million, $246.4 million and $317.5 million for our 2011, 2010, 2009 and 2008 fiscal years, respectively. The recent economic downturn has negatively impacted business and leisure travel leading to a reduction in revenues at our hotel properties. A further decline in economic conditions will likely produce continued losses. There can be no assurance that we will resume profitable operations and generate net income for our stockholders in the near term or at all.

Our financial covenants may adversely affect our financial position, results of operations and liquidity.

The agreement governing our bank credit facility and certain other agreements include financial and other covenants that must be met for us to remain in compliance with those agreements. Those agreements also contain customary restrictions, requirements and other limitations, including restrictions on our ability to incur additional indebtedness. Importantly, the bank credit facility contains financial covenants that must be met, including the maintenance of stipulated minimum levels of tangible net worth and fixed charge coverage, and maximum levels of leverage and borrowing base availability. Availability under the bank credit facility is based on, among other factors, the lesser of the calculation of 1.2 times debt service coverage based on the greater of the in-place interest rate or 7.0% debt constant for the borrowing base assets or a 60% advance rate against the appraised value of the borrowing base assets. The actual interest rate on the bank credit facility is LIBOR plus 3.00%, which equates to 3.30% as of December 31, 2011. Our ability to borrow under our bank credit facility is subject to compliance with these financial and other covenants, and our ability to comply with these covenants will be impacted by, among other things, any deterioration in our operations brought on by the recent economic downturn, potential further declines in our property values, additional borrowings to maintain our liquidity and fund our capital and financing obligations, and security concerns impacting travel to Mexico.

Our available capacity under the bank credit facility and compliance with financial covenants in future periods will depend substantially on the financial results of our hotels, and in particular, the results of the borrowing base assets, which include the Four Seasons Punta Mita Resort, Marriott Lincolnshire Resort, Ritz-Carlton Half Moon Bay and Ritz-Carlton Laguna Niguel hotels. The recent operating results of the Four Seasons Punta Mita Resort in Mexico has been negatively impacted by security concerns impacting travel to Mexico, as well as the recent economic downturn. If these negative conditions persist, the financial results of our hotels deteriorate, or if our property values decline, the maximum availability under the bank credit facility may decline to a level below our short-term borrowing needs. If that were to occur, outstanding borrowings exceeding the maximum availability under the bank credit facility would need to be repaid to avoid a default under the bank credit facility, absent an amendment or waiver. If we are unable to borrow under our bank credit facility or to refinance existing indebtedness, we may be prevented from funding our working capital needs.

In the event that the slow, but fragile economic recovery stalls and negative economic conditions worsen and our business significantly deteriorates, we may be required to take further steps to acquire the funds necessary to satisfy our short-term cash needs, including possibly liquidating some of our assets on terms that would be less attractive than would be obtainable after conditions in the economy, the credit markets and the hotel markets improve. If negative conditions worsen, our business deteriorates further and we do not achieve a successful disposition of assets or increase our liquidity through alternative channels or modify or obtain a waiver to certain terms of our bank credit facility, we may breach one or more of our financial covenants or the maximum availability under the bank credit facility may fall below our short-term borrowing needs. A default under the bank credit facility would allow the lenders to declare all amounts outstanding under the facility to become due and payable. Additionally, such an acceleration event would allow for acceleration of the interest rate swaps (with a termination cost of $70.7 million as of December 31, 2011).

In addition, our lenders, including the lenders participating in our bank credit facility, may have suffered losses related to their lending and other financial relationships, especially because of the general weakening of the economy and increased financial instability of many borrowers (and may suffer additional losses if negative conditions worsen and the economy deteriorates further). As a result, lenders may become less able or unwilling to allow us to draw down on our bank credit facility and/or we may be unable to obtain other financing on favorable terms or at all. Our financial condition and results of operations would be adversely affected if we were unable to draw funds under our bank credit facility because of a lender default or if we were unable to obtain other financing.

We have substantial debt, a portion of which is variable-rate debt, and upon maturity, we plan to refinance with new debt, which may not be available when required on optimal terms or at all.

We have a substantial amount of outstanding indebtedness, a portion of which bears interest at a variable-rate, and to the extent available, we may borrow additional variable-rate debt under our bank credit facility. When we seek to refinance our outstanding indebtedness, our interest expense may increase. Increases in interest rates on our existing variable-rate indebtedness, or on new indebtedness we incur when refinancing our existing indebtedness, would increase our interest expense, which could harm our cash flow and our ability to pay distributions. As of December 31, 2011, we had total debt of $1.05 billion, and, including the effect of interest rate swaps, approximately 93.1% of our total debt had fixed interest rates.

Our significant debt may negatively affect our business and financial results, including:

•	requiring us to use a substantial portion of our funds from operations to make required payments on principal and interest, which reduces the amounts available for distributions to our stockholders and funds available for operations, capital expenditures, future business opportunities and other purposes;

•	making us more vulnerable to economic and industry downturns and reducing our flexibility in responding to changing business and economic conditions;

•	limiting our ability to borrow more money for operations, capital or to finance acquisitions in the future; and

•	requiring us to dispose of properties to make required payments of interest and principal.

Since we anticipate that our internally generated cash will be adequate to repay only a portion of our indebtedness prior to maturity, we expect that we will be required to repay debt through refinancings and/or equity offerings. The amount of our existing indebtedness may adversely affect our ability to repay debt through refinancings. See the discussion under the heading “Part II. Item 8. Financial Statements and Supplementary Data—9. Indebtedness” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 23, 2012, for quantified information regarding our debt maturities as of December 31, 2011. While the credit markets have begun to recover from the severe contraction experienced during the recent economic downturn, there can be no assurance that we will be able to refinance our debt with new borrowings or raise capital through the sale of equity. If we are unable to refinance or restructure our indebtedness on acceptable terms, or at all, we might be forced to dispose of one or more of our properties on disadvantageous terms, or forfeit the property securing such indebtedness, which might result in losses to us and which might adversely affect cash available for distributions to our stockholders. Alternatively, any debt we may arrange may carry a higher rate of interest or the shares we issue in any equity offering may require a higher rate of dividends or other dilutive terms. As a result, certain growth initiatives could prove more costly or not economically feasible. A failure to retain or refinance our bank credit facility or to add new or replacement debt facilities could have a material adverse effect on our business, financial condition and results of operations.

The $97.5 million mortgage debt related to the Hyatt Regency La Jolla hotel matures September 1, 2012. We own a 53.5% controlling interest in an affiliate that owns this hotel. There can be no assurance that we and our partner will be able to refinance or restructure this indebtedness or cure or receive a waiver for an event of default if one were to occur. If this occurs, our affiliate may be forced to forfeit the property or seek legal protection from creditors, both of which could result in losses to us and which would adversely impact cash available for distributions.

We also could incur additional debt in connection with future acquisitions of real estate. We may, in some instances, to the extent available, borrow under our bank credit facility or borrow new funds to acquire properties. The curtailment of lending by many traditional commercial real estate lenders impedes our ability to grow our portfolio of hotels through future acquisitions and otherwise may prevent us from executing our business plans, including limiting the likelihood of successful asset dispositions. In addition, we may incur mortgage debt by obtaining loans secured by a portfolio of some or all of the real estate properties we acquire. If necessary or advisable, we may also borrow funds to satisfy the requirement that we distribute to stockholders at least 90% of our annual REIT taxable income or to ensure otherwise that we maintain our qualification as a REIT for U.S. federal income tax purposes.

Our working capital and liquidity reserves may not be adequate to cover all of our cash needs and we may have to obtain financing from either affiliated or unaffiliated sources. The recent financial market turmoil and economic recession have severely contracted available liquidity and therefore sufficient financing may not be available or, if available, may not be available on reasonable terms. Additional borrowings for working capital purposes will increase our interest expense, and therefore may harm our financial condition and results of operations.

Our organizational documents do not limit the amount of indebtedness that we may incur. To the extent we become more leveraged, the resulting increase in our debt service obligations would reduce cash available for distributions to our stockholders and could adversely affect our ability to make payments on our outstanding indebtedness and harm our financial condition.

The uncertain environment in the lodging industry and the economy generally will continue to impact our financial results and growth.

While the global economic climate appears to be improving, it is unclear whether the lodging industry, which prior to 2008 had experienced a period of sustained growth, will stagnate or decline further. Negative publicity regarding luxury hotels and decreases in airline capacity could also reduce demand for our hotel rooms. Accordingly, our financial results and growth could be harmed if the global economic climate does not continue to improve or becomes worse.

We own primarily upper upscale and luxury hotels, and the upper upscale and luxury segments of the lodging market are highly competitive and generally subject to greater volatility than other segments of the market, which could negatively affect our profitability.

The upper upscale and luxury segments of the hotel business are highly competitive. Our hotels compete on the basis of location, room rates and quality, service levels, reputation and reservations systems, among many other factors. There are many competitors in our hotel chain scale segments, and many of these competitors have substantially greater marketing and financial resources than we have. This competition could reduce occupancy levels and room revenue at our hotels, which would harm our operations. Over-building in the hotel industry may increase the number of rooms available and may decrease occupancy and room rates. We also face competition from nationally recognized hotel brands with which we are not associated. In addition, in periods of weak demand, profitability is negatively affected by the relatively high fixed costs of operating upper upscale and luxury hotels when compared to other classes of hotels.

The illiquidity of real estate investments and the lack of alternative uses of hotel properties could significantly limit our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more of our properties in response to changing economic, financial and investment conditions is limited. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. The difficulty in selling an asset is exacerbated by the dislocation in the debt and equity markets currently being experienced.

In addition, hotel properties may not readily be converted to alternative uses if they were to become unprofitable due to competition, age of improvements, decreased demand or other factors. The conversion of a hotel to alternative uses would also generally require substantial capital expenditures.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have funds available to correct those defects or to make those improvements and as a result our ability to sell the property would be limited. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and results of operations.

Certain of our long-lived assets, intangible assets, investments in unconsolidated affiliates and goodwill have in the past become impaired and may become impaired in the future.

We periodically review each of our hotels and any related goodwill for possible impairment. Based on the results of these analyses, in fiscal year 2010 we wrote off $141.9 million to impairment losses to reduce the carrying values of long-lived assets and investments in unconsolidated affiliates on our balance sheet to their estimated fair values. Our other hotels and related goodwill may become impaired, or our hotels which have previously become impaired may become further impaired, in the future, which may adversely affect our financial condition and results of operations.

We rely to a significant extent on our president and chief executive officer, Mr. Laurence Geller, the loss of whom could have a material adverse effect on our business.

Our continued success will depend to a significant extent on the efforts and abilities of our president and chief executive officer, Mr. Laurence Geller. Mr. Geller is an experienced hotel industry senior executive, operator and consultant with over 40 years of experience working with many major multinational hotel companies and executives. Mr. Geller is actively engaged in our management and determines our strategic direction, especially with regard to our operational, financing, acquisition and disposition activities. Mr. Geller’s departure could have a material adverse effect on our operations, financial condition and operating results. Mr. Geller’s employment agreement was amended and restated on August 27, 2009. Pursuant to that agreement, Mr. Geller will serve as our president and chief executive officer through December 31, 2012, subject to earlier termination under certain circumstances described in the agreement. We can make no assurance that Mr. Geller’s employment agreement will be extended beyond its current expiration date.

The geographic concentration of our hotels in California makes us more susceptible to an economic downturn or natural disaster in that state.

As of April 17, 2012, seven of the hotels we own were located in California, the greatest concentration of our portfolio of properties in any state. California has been historically at greater risk to certain acts of nature, such as fire, floods and earthquakes, than other states, and has also been subject to a more pronounced economic downturn than other states. It is also possible that a change in California laws applicable to hotels and the lodging industry may have a greater impact on us than a change in comparable laws in another jurisdiction where we have hotels. Accordingly, our business, financial condition and results of operations may be particularly susceptible to a natural disaster, downturn or changes in the California economy.

We have suspended the payment of dividends on our common stock and have suspended the payment of dividends on our preferred stock in the past.

On November 4, 2008, we suspended payment of our dividend on our shares of common stock. In addition, in February 2009, our board of directors elected to suspend the quarterly dividend beginning with the first quarter of 2009 to holders of shares of our Outstanding Preferred Stock. We suspended these dividend payments in an effort to preserve liquidity.

Pursuant to the Articles Supplementary governing our Outstanding Preferred Stock, if we do not pay quarterly dividends on our Outstanding Preferred Stock for six quarters, whether or not consecutive, the size of our board of directors will be increased by two and the holders of our Outstanding Preferred Stock will have the right to elect two additional directors to our board. As of December 31, 2011, we did not pay quarterly dividends for twelve quarters. There have been no new directors added to the board pursuant to this right. In the fourth quarter of 2011, our board of directors authorized, and we declared, the payment of the Unpaid Dividends, and a sum sufficient for the payment of the Unpaid Dividends has been set apart for payment on our books through the recording of a liability in accordance with the terms of our charter; however, the Unpaid Dividends are not payable until June 29, 2012, are payable to holders of record as of the close of business on June 15, 2012 and are contingent upon our ability to meet, on the June 29, 2012 Unpaid Dividends payment date, the Maryland Dividend Requirement. In addition, in February 2012, our board of directors authorized, and we declared, the payment of dividends on our Outstanding Preferred Stock for the quarter ending March 31, 2012, which we refer to herein as the First Quarter 2012 Dividends, payable on June 29, 2012, to holders of record as of the close of business on June 15, 2012, contingent upon our ability to meet the Maryland Dividend Requirement on such payment date. A sum sufficient for the payment of the First Quarter 2012 Dividends has been set apart for payment on our books through the recording of a liability in accordance with the terms of our charter. While we cannot make any guarantees, we currently expect to be able to meet the Maryland Dividend Requirement on the June 29, 2012 Unpaid Dividends and First Quarter 2012 Dividends payment date. We can provide no assurance that we will not suspend the payment of quarterly dividends on our Outstanding Preferred Stock in the future. In addition, we can provide no assurance as to when we will resume paying dividends on our common stock, if ever.

If we fail to maintain effective internal control over financial reporting and disclosure controls and procedures in the future, we may not be able to accurately report our financial results, which could have an adverse effect on our business.

If our internal control over financial reporting and disclosure controls and procedures are not effective, we may not be able to provide reliable financial information. If we discover deficiencies in our internal controls, we will make efforts to remediate these deficiencies; however, there is no assurance that we will be successful either in identifying deficiencies or in their remediation. Any failure to maintain effective controls in the future could adversely affect our business or cause us to fail to meet our reporting obligations. Such non-compliance could also result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our financial statements. In addition, perceptions of our business among customers, suppliers, rating agencies, lenders, investors, securities analysts and others could be adversely affected.

Rising operating expenses and costs of capital improvements could reduce our cash flow, earnings before interest expense, taxes, depreciation and amortization (EBITDA) and funds available for future distributions.

Our properties are subject to operating risks common to the lodging industry in general. If a property’s occupancy or room rates drop to the point where its revenues are insufficient to cover its operating expenses, then we could be required to spend additional funds for that property’s operating expenses. Our properties are continually subject to increases in real estate and other tax rates, wages and benefits, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses, which may reduce our cash flow, EBITDA and funds available for future distributions to our stockholders.

Our hotel properties have an ongoing need for renovations and other capital improvements, including replacements, from time to time, of furniture, fixtures and equipment. Some of these capital improvements are mandated by health, safety or other regulations. These capital improvements may give rise to (i) a possible shortage of available cash to fund capital improvements, (ii) the possibility that financing for these capital improvements may not be available to us on affordable terms and (iii) uncertainties as to market demand or a loss of market demand after capital improvements have begun. The costs of these capital improvements could adversely affect our financial condition and amounts available for distributions to our stockholders.

Our business and operating results depend in large part upon the performance of third-party hotel management companies that manage our hotels.

Our hotels are managed by third-party hotel management companies pursuant to management agreements or, with respect to the Marriott Hamburg, the lease applicable to that property. Therefore, our business and operating results depend in large part upon the performance of these hotel management companies under these management agreements.

Under the terms of these management agreements, the third-party hotel managers control the daily operations of our hotels. We do not have the authority to require any hotel to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel (for instance, setting room rates). Thus, even if we believe our hotels are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, net revenue per available room or average daily rate, we may not be able to force the hotel management companies in question to change their methods of operation of our hotels. Additionally, in the event that we need to replace any hotel management company, we may be required by the terms of the applicable management agreement to pay a substantial termination fee and may experience disruptions at any affected hotel. The effectiveness of the hotel management companies in managing our hotels will, therefore, significantly affect the revenues, expenses and value of our hotels. Occasionally, we have discovered accounting errors at some of our properties relating to the improper recording of income statement expenses, misstated inventories and other items apparently caused by poor accounting practices and oversight. In the event our third-party hotel management companies are not able to implement and maintain appropriate accounting controls with respect to our properties, our business, results of operations and financial condition could be adversely affected.

Additionally, the hotel management companies that operate our hotels and their affiliates own, operate, or franchise properties other than our properties, including properties that directly compete with our properties. Therefore, a hotel management company may have different interests than our own with respect to short-term or long-term goals and objectives, including interests relating to the brand under which such hotel management company operates. Such differences may be significant depending upon many factors, including the remaining term of the applicable management agreement, trade area restrictions with respect to competitive practices by the hotel management company or its affiliates or differing policies, procedures or practices. Any of these factors may adversely impact the operation and profitability of a hotel, which could harm our financial condition and results of operations.

All revenues generated at our hotels, including credit card receivables, are deposited by the payors into accounts maintained and controlled by the relevant hotel management company, which pays operating and other expenses for the relevant hotel (including real and personal property taxes), pays itself management fees in accordance with the terms of the applicable management agreement and makes deposits into any reserve funds required by the applicable management agreement. In the event of a bankruptcy or insolvency involving a hotel management company, there is a risk that the payment of operating and other expenses for the relevant hotel and payment of revenues to us may be delayed or otherwise impaired. The bankruptcy or insolvency of a hotel management company may significantly impair its ability to provide services required under the management agreement.

Certain of the employees at our hotels are covered by collective bargaining agreements and labor disputes may disrupt operations or increase costs at our hotels.

Our hotel management companies act as employer of the hotel level employees. At certain of our hotels, these employees are covered by collective bargaining agreements. At the current time, the collective bargaining agreements at our Loews Santa Monica Beach Hotel and Fairmont Chicago hotel have expired. At this time, we cannot predict when or whether new agreements will be reached in these markets and what the impact of prolonged negotiations could be. If agreements are reached, the agreements may cause us to incur additional expenses related to our employees, thereby reducing our profits and impacting our financial results negatively. Additionally, if agreements are not reached and there are labor disputes, including strikes, operations at our hotels could suffer due to the diversion of business to other hotels or increased costs of operating the hotel during such a labor dispute, thereby impacting our financial results negatively.

The outbreak of a pandemic disease, such as the H1N1 virus, has had and may in the future have an adverse impact on our financial results.

An outbreak of a pandemic disease, such as the H1N1 virus, has had and may in the future have a significant adverse impact on travel and the lodging industry. As a consequence, our financial results of operations may be adversely effected.

Our renovation and development activities are subject to timing, budgeting and other risks.

We are in the process of renovating several of our properties and expect to continue similar activities in the future, as well as develop and redevelop certain properties. These renovation, development, and redevelopment activities and the pursuit of acquisition and other corporate opportunities expose us to certain risks, including those relating to:

•	construction delays or cost overruns that may increase project costs and, as a result, make the project uneconomical;

•	defects in design or construction that may result in additional costs to remedy or require all or a portion of a property to be closed during the period required to rectify any such situation;

•	the failure to complete construction of a property on schedule;

•	insufficient occupancy rates at a completed project impeding our ability to pay operating expenses or achieve targeted rates of return on investment;

•	the incurrence of acquisition and/or predevelopment costs in connection with projects that are delayed or not pursued to completion;

•	natural disasters such as earthquakes, hurricanes, floods or fires that could adversely impact a project;

•	receipt of zoning, occupancy, building, land-use or other required governmental permits and authorizations; and

•	governmental restrictions on the nature or size of a project or timing of completion.

In the case of an unsuccessful project, we may be required to write off capitalized costs associated with the project and such write-offs may be significant and adversely affect our financial condition and results of operations.

We face competition for the acquisition of real estate properties.

We compete with institutional pension funds, private equity investors, other REITs, owner-operators of hotels and others who are engaged in real estate investment activities that focus on the acquisition of hotels. These competitors may drive up the price we must pay for real estate property, other assets or other companies we seek to acquire or may succeed in acquiring those real estate properties, other assets or other companies themselves. In addition, our potential acquisition targets may find our competitors to be more attractive suitors because they may have greater resources, may be willing to pay more or may have a more compatible operating philosophy. In addition, the number of entities competing for suitable investment properties may increase in the future. This would result in increased demand for these real estate properties, other assets or other companies and therefore increase the prices required to be paid for them. If we pay higher prices for real estate properties, other assets or other companies, our profitability may be reduced. Also, future acquisitions of real property, other assets or other companies may not yield the returns we expect and, if financed using our equity, may result in stockholder dilution. We also may not be successful in identifying or consummating acquisitions and investments in unconsolidated affiliates on satisfactory terms. In addition, our profitability may suffer because of acquisition-related costs or amortization costs for intangible assets. We also may incur significant expenses in connection with acquisition or other corporate opportunities we pursue but do not consummate.

Investing through partnerships or unconsolidated affiliates decreases our ability to manage risk.

In addition to acquiring or developing hotels and resorts directly, we have from time to time invested, and expect to continue to invest in hotels and ancillary businesses, as a partner. Partners in unconsolidated affiliates often have shared control over the operation of the assets. Therefore, investments in unconsolidated affiliates may involve risks such as the possibility that the partner in an investment might become bankrupt or not have the financial resources to meet its obligations, or have economic or business interests or goals that are inconsistent with our business interests or goals, or be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives. Consequently, actions by a partner might subject hotels, resorts and businesses owned by the unconsolidated affiliate to additional risk. We may be unable to take action without the approval of our partners in the unconsolidated affiliate, and alternatively, our partners in the unconsolidated affiliate could take actions binding on the unconsolidated affiliate without our consent. Additionally, should a partner in the unconsolidated affiliate become bankrupt, we could become liable for our partner’s share of the unconsolidated affiliate’s liabilities.

Our business and operations would suffer in the event of system failures.

Despite system redundancy, the implementation of security measures and the existence of a disaster recovery plan for our internal information technology systems, our systems are vulnerable to damages from any number of sources, including computer viruses, unauthorized access, energy blackouts, natural disasters, terrorism, war and telecommunication failures. Any system failure or accident that causes interruptions in our operations could result in a material disruption to our business. We may also incur additional costs to remedy damages caused by such disruptions.

Risks Related to the Lodging and Real Estate Industries

A number of factors, many of which are common to the lodging industry and beyond our control, could affect our business, including those described elsewhere herein as well as the following:

•	increased competition from new supply or existing hotel properties in our markets, which would likely adversely affect occupancy and revenues at our hotels;

•	dependence on business, commercial and leisure travelers and tourism;

•	dependence on group and meeting/conference business;

•	increases in energy costs, airline bankruptcies, airline strikes or other factors that may affect travel patterns and reduce the number of business and commercial travelers and tourists;

•	risks generally associated with the ownership of hotel properties and real estate, as we discuss in more detail below;

•	general economic and business conditions affecting the lodging and travel industry, both nationally and locally, including a prolonged U.S. recession;

•

increases in operating costs due to inflation, labor costs (including the impact of unionization), workers’ compensation and health-care related costs, utility costs, insurance and unanticipated costs such as acts of nature and their consequences and other factors that may not be offset by increased room rates;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances; and

•

adverse effects of international market conditions, which may diminish the desire for leisure travel or the need for business travel, as well as national, regional and local economic and market conditions in which our hotels operate and where our customers live.

These factors could have an adverse effect on our financial condition and results of operations, which may affect our ability to make distributions to our stockholders.

Uninsured and underinsured losses could adversely affect our financial condition and results of operations, which may affect our ability to make distributions to our stockholders.

Various types of catastrophic losses, such as losses due to wars, terrorist acts, earthquakes, floods, hurricanes or pollution or other environmental matters generally are either uninsurable or not economically insurable, or may be subject to insurance coverage limitations, such as large deductibles or co-payments. Although our earthquake insurance coverage is limited, as of April 17, 2012, seven of our hotels were located in California, which has been historically at a greater risk for certain acts of nature (such as fire, floods and earthquakes) than other states. Our InterContinental Miami and Four Seasons Punta Mita Resort are located in areas that are prone to hurricanes and/or floods.

In the event of a catastrophic loss, our insurance coverage may not be sufficient to cover the full current market value or replacement cost of our lost investment. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. In that event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property. In the event of a significant loss that is covered by insurance, our deductible may be high and, as a consequence, it could materially adversely affect our financial condition. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or renovate a hotel after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position in the damaged or destroyed property.

Certain events, such as Hurricanes Katrina and Rita in 2005, have historically made it more difficult and expensive to obtain property and casualty insurance, including coverage for windstorm, flood and earthquake damage, and such events could occur again. We may encounter difficulty in obtaining or renewing property insurance, including coverage for windstorm, flood and earthquake damage, or casualty insurance on our properties at the same levels of coverage, under similar terms and in a timely manner due to a lack of capacity in the insurance markets or a lack of availability of such insurance at commercially reasonable rates. Insurance we would be able to obtain may be more limited and for some catastrophic risks (e.g., earthquake, flood, windstorm and terrorism) may not be generally available to fully cover potential losses. Even if we would be able to obtain new policies with desired levels and with limitations, we cannot be sure that we would be able to obtain such insurance at premium rates that are commercially reasonable or that there would not be gaps in our coverage. If we did not obtain adequate insurance on our properties for certain risks or in a timely manner, it would expose us to uninsured losses and could cause us to be in default under specific covenants on certain of our indebtedness or other contractual commitments which require us to maintain adequate insurance on our properties to protect against the risk of loss. If this were to occur, or if we were unable to obtain adequate insurance and our properties experienced damage which would otherwise have been covered by insurance, it could materially adversely affect our financial condition and the operations of our properties.

We obtain terrorism insurance to cover any property damage caused by any terrorism act under a separate stand-alone policy of insurance, and also have terrorism insurance under our general liability program and in our program for directors’ and officers’ coverage. We may not be able to recover fully under our existing terrorism insurance for losses caused by some types of terrorist acts, and federal terrorism legislation does not ensure that we will be able to obtain terrorism insurance in adequate amounts or at acceptable premium levels in the future. Insurers only have to provide terrorism coverage to the extent mandated by the Terrorism Risk Insurance Program Reauthorization Act (TRIPRA) effective December 26, 2007. While TRIPRA will reimburse insurers for losses resulting from nuclear, radiological, biological and chemical perils, TRIPRA does not require insurers to offer coverage for these perils and, to date, insurers are not willing to provide this coverage, even with government reinsurance. Any damage related to war and to nuclear, biological and chemical incidents, therefore, is excluded under our policies. TRIPRA is due to expire on December 31, 2014. There is no guaranty that terrorism insurance will be readily available or affordable before or after expiration of the TRIPRA in December 2014 or that TRIPRA will not be modified or repealed. As a result of the above, there remains uncertainty regarding the extent and adequacy of terrorism coverage that will be available to protect our interests in the event of future terrorist attacks that impact our properties.

We derive revenues from outside the United States, which subjects us to different legal, monetary and political risks, as well as currency exchange risks, and may cause unpredictability in our cash flows.

A portion of our investments are in hotel properties located outside the United States. International investments and operations generally are subject to various political and other risks that are different from and in addition to those for U.S. investments and operations, including:

•	enactment of laws prohibiting or restricting the foreign ownership of property;

•	laws restricting us from removing profits earned from activities within the country to the United States (i.e., nationalization of assets located within a country);

•	changes in laws, regulations and policies, including land use, zoning and environmental laws, and in real estate and other tax rates;

•	exchange rate fluctuations;

•	change in the availability, cost and terms of mortgage funds resulting from varying national economic policies or changes in interest rates;

•	high administrative costs; and

•	terrorism, war or civil unrest.

Unfavorable legal, regulatory, economic or political changes such as those described above could adversely affect our financial condition and results of operations.

The threat of terrorism has historically adversely affected the lodging industry generally and these adverse effects may worsen if there are further terrorist events.

The threat of terrorism has historically caused a significant decrease in hotel occupancy and average daily rates due to disruptions in business and leisure travel patterns and concerns about travel safety. Future terrorist acts, terrorism alerts or outbreaks of hostilities could have a negative effect on travel and on our business.

Seasonal variations in revenue at our hotels can be expected to cause quarterly fluctuations in our revenues.

Revenues for hotels in tourist areas generally are substantially greater during tourist season than other times of the year. To the extent that cash flows from operations are insufficient during any quarter, due to seasonal fluctuations in revenues, we may have to enter into short-term borrowings to fund operations, pay interest expense or make distributions to our stockholders.

We consider acquisition opportunities in the ordinary course of our business; we face competition in the acquisition of properties and properties that we acquire may not perform as anticipated.

In the ordinary course of our business and when our liquidity position permits, we consider strategic acquisitions. The acquisition of properties involves risks, including the risk that the acquired property will not perform as anticipated and the risk that any actual costs for rehabilitating, repositioning, renovating and improving identified in the pre-acquisition process will exceed estimates. There is, and it is expected that there will continue to be, significant competition for acquisitions that meet our investment criteria as well as risks associated with obtaining financing for acquisition activities.

Environmental and other governmental laws and regulations could increase our compliance costs and liabilities and adversely affect our financial condition and results of operations.

Our hotel properties are subject to various U.S. federal, state and local environmental laws. Under these laws, courts and government agencies have the authority to require us, as owner of a contaminated property, to clean up the property, even if the contamination pre-dated our ownership of the property or we did not know of or were not responsible for the contamination. These laws may also force a party who owned a property at the time of its contamination, but no longer owns the property, to be responsible for the cleanup. In addition to the costs of clean-up, environmental contamination can affect the value of a property and, therefore, an owner’s ability to borrow funds using the property as collateral or to sell the property. These laws can also impose liability on parties that arrange for the disposal of wastes at an offsite property that becomes contaminated.

In addition, some of these environmental laws can restrict the use of a property and place conditions on various activities. An example would be laws that require a business using hazardous substances on a property (such as swimming pool and lawn care chemicals) to manage them carefully and to notify local officials that the chemicals are being used. Failure to comply with these laws could result in fines and penalties or expose us to third-party liability.

From time to time, the United States Environmental Protection Agency (EPA) designates certain sites affected by hazardous substances as Superfund sites. Superfund sites can cover large areas, affecting many different parcels of land. The EPA may choose to pursue parties regardless of their actual contribution to the contamination. The Hilton Burbank Airport and Convention Center, which we sold in September 2006, is located within a Federal Superfund site. The area was designated as a Superfund site because groundwater underneath the area is contaminated. We have not been named, and do not expect to be named, as a party responsible for the clean-up of the groundwater contamination; however, there can be no assurance regarding potential future developments concerning this site.

The presence of any environmental conditions at our properties could result in remediation and other costs and liabilities and adversely affect our financial condition and results of operations.

We have reviewed environmental reports prepared by our consultants and consultants retained by our lenders at various times, which disclose certain conditions on our properties and the use of hazardous substances in operation and maintenance activities that could pose a risk of environmental contamination or impose liability on us. At some facilities these include on-site dry cleaning operations, petroleum storage in underground storage tanks, past tank removals and the known or suspected presence of asbestos, mold or thorium.

The costs to clean up a contaminated property or defend against a related claim or to comply with environmental laws could be material and could adversely affect the funds available for distributions to our stockholders. Future laws or regulations may impose material environmental liabilities on us, the current environmental condition of our hotel properties may be affected by the condition of the properties in the vicinity of our hotel properties (such as the presence of leaking underground storage tanks) or by third parties unrelated to us and currently unknown environmental liabilities related to our hotel properties may be identified.

If we are not in compliance with the Americans with Disabilities Act of 1990, we may face significant costs to modify our properties and/or be subject to fines.

Under the Americans with Disabilities Act of 1990 (ADA), all public accommodations must meet various federal requirements related to access and use by disabled persons. Compliance with the ADA’s requirements could require removal of access barriers, and non-compliance could result in the U.S. government imposing fines or in private litigants winning damages. If we are required to make substantial modifications to our hotels, whether to comply with the ADA or other changes in governmental rules and regulations, our financial condition, results of operations and ability to make distributions to our stockholders could be adversely affected. One of our subsidiaries is currently defending two lawsuits related to the access and use by disabled persons at the Ritz-Carlton Half Moon Bay. We can make no assurance about the outcome of these lawsuits.

Risks Related to Our Organization and Structure

Provisions of our organizational documents may limit the ability of a third party to acquire control of our company and may depress our stock price.

In order for us to maintain our status as a REIT, no more than 50% of the value of outstanding shares of our stock may be owned, actually or constructively, by five or fewer individuals at any time during the last half of each taxable year. To make sure that we will not fail to qualify as a REIT under this test, subject to some exceptions, our charter prohibits any individual from owning beneficially or constructively more than 9.8% of the value of outstanding shares of our stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. Any attempt to own or transfer shares of our capital stock in excess of the ownership limit without the consent of our board of directors will be void, and could result in the shares being automatically transferred to a charitable trust. This ownership limitation may prevent an acquisition of control of our company by a third party without our board of directors’ grant of an exemption from the ownership limitation, even if our stockholders believe the change of control is in their interest.

Our charter authorizes our board of directors to cause us to issue up to 250,000,000 shares of common stock and up to 150,000,000 shares of preferred stock. Additionally, our charter authorizes our board of directors to amend our charter without stockholder approval to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of our stock that we have authority to issue, to classify or reclassify any unissued shares of common stock or preferred stock and to set the preferences, rights and other terms of the classified or reclassified shares. In connection with this offering, our board of directors approved an increase in the number of shares of common stock that we are authorized to issue from 250,000,000 to 350,000,000, and our charter will be amended accordingly prior to the closing of this offering. Issuances of additional shares of stock may have the effect of delaying or preventing a change in control of our company, including transactions at a premium over the market price of our stock, even if stockholders believe that a change of control is in their interest.

Our charter permits the removal of a director only upon the affirmative vote of two-thirds of the votes entitled to be cast, generally in the election of directors, and provides that vacancies may only be filled by a majority of the remaining directors. Our bylaws require advance notice of a stockholder’s intention to nominate directors or present business for consideration by stockholders at an annual meeting of our stockholders. These provisions may delay, defer or prevent a transaction or change in control that involves a premium price for our common stock or that for other reasons may be desired by our stockholders.

Provisions of Maryland law and our shareholder rights plan may limit the ability of a third party to acquire control of our company.

Certain provisions of the MGCL may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then prevailing market price of such shares, including:

•

“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes special super majority stockholder voting requirements on these combinations;

•

“control share” provisions that provide that “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares; and

•

“unsolicited takeover” provisions of Maryland law permit our board of directors, without stockholder approval, to implement a classified board as well as impose other restrictions on the ability of a third party to acquire control.

We have opted out of the control share provisions of the MGCL pursuant to a provision in our bylaws. However, we may, by amendment to our bylaws, become subject to the control share provisions of the MGCL in the future.

On November 24, 2009, we also extended a shareholder rights plan, commonly known as a poison pill anti-takeover device, through November 30, 2012 to deter hostile or coercive attempts to acquire us. Under the plan, if any person or group acquires more than 20% of our common stock without approval of the board of directors under specified circumstances, our other stockholders have the right to purchase shares of our common stock, or shares of the acquiring company, at a substantial discount to the public market price. This plan makes an acquisition not approved by our board of directors much more costly to a potential acquirer, which may deter a potential acquisition.

You have limited control as a stockholder regarding any changes we make to our policies.

Our board of directors approves our major policies, including our investment objectives, financing, growth and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. This means that our stockholders will have limited control over changes in our policies.

Tax Risks

If we fail to maintain our status as a REIT, our distributions will not be deductible by us, and our income will be subject to U.S. federal taxation, reducing our earnings available for distribution.

We currently qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, which we refer to herein as the Tax Code. The requirements for this qualification, however, are complex and require annual distributions to our stockholders tied to our taxable income (irrespective of available cash from operations), quarterly asset tests and diversity of stock ownership rules. If we fail to meet these requirements in the future, our distributions to our stockholders will not be deductible by us and we will have to pay a corporate U.S. federal level tax on our income. This would substantially reduce our cash available to pay distributions to our stockholders. In addition, such a tax liability might cause us to borrow funds, liquidate some of our investments or take other steps, which could negatively affect our results of operations. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT requirement or if we voluntarily revoke our election, we would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

Even if we maintain our status as a REIT, we may become subject to U.S. federal, state, local or foreign taxes on our income or property reducing our earnings available for distribution.

Even if we maintain our status as a REIT, we may become subject to U.S. federal income and other taxes and state and local taxes. For example, if we have net income from a “prohibited transaction,” that income will be subject to a 100% tax. A “prohibited transaction” is, in general, the sale or other disposition of inventory or property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on that income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of that tax liability. In addition, the REIT rules impose various taxes and penalties on transactions with taxable REIT subsidiaries that are determined not to be priced at an arm’s length, and on a REIT that has to avail itself of certain cure provisions in the Tax Code for the failure to meet all of the REIT qualification requirements. We cannot assure you that we will be able to continue to satisfy the REIT requirements, or that it will be in our best interests to continue to do so.

We may also be subject to state and local taxes on our income or property, either directly or at the level of our operating partnerships or at the level of the other companies through which we indirectly own our assets. Foreign countries impose taxes on our hotels and our operations within their jurisdictions. We may not fully benefit from a foreign tax credit against our U.S. federal income tax liability for the foreign taxes we pay. As a result, our foreign taxes may reduce our income and available cash flow from our foreign hotels, which, in turn, could reduce our ability to make distributions to our stockholders.

Certain of our entities, including our foreign entities, are subject to corporate income taxes. Consequently, these entities are subject to potential audit. There can be no assurance that certain tax positions the entities have taken will not be challenged by taxing authorities and if the challenge is successful, could result in increased tax expense, which could be material.

If the leases of our hotels to our taxable REIT subsidiaries, or Affiliate Leases, are not respected as true leases for federal income tax purposes, we would fail to maintain our status as a REIT.

To continue to qualify as a REIT, we must satisfy two gross income tests under which specified percentages of our gross income must be certain types of passive income, such as rent. The rent paid pursuant to our Affiliate Leases will only qualify for purposes of the gross income tests if such Affiliate Leases are respected as true leases for U.S. federal income tax purposes and are not treated as service contracts, transfers between unconsolidated affiliates or some other type of arrangement. If our Affiliate Leases are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT.

Our taxable REIT subsidiaries, or TRSs, are subject to special rules that may result in increased taxes.

The REIT has to pay a 100% penalty tax on certain payments that it receives if the economic arrangements between the REIT and the TRS are not comparable to similar arrangements between unrelated parties. The Internal Revenue Service, or IRS, may successfully assert that the economic arrangements of any of our inter-company transactions, including our Affiliate Leases, are not comparable to similar arrangements between unrelated parties.

We may be required to pay a penalty tax upon the sale of a hotel.

The U.S. federal income tax provisions applicable to REITs provide that any gain realized by a REIT on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business is treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. Under current laws, unless a sale of real property qualifies for a safe harbor, the question of whether the sale of a hotel (or other property) constitutes the sale of property held primarily for sale to customers is generally a question of the facts and circumstances regarding a particular transaction. We may make sales that do not satisfy the requirements of the safe harbors or the IRS may successfully assert that one or more of our sales are prohibited transactions; consequently, we may be required to pay a penalty tax if we have gains on any such transactions.

Dividends payable by REITs do not qualify for the reduced tax rates applicable to certain dividends.

The maximum federal tax rate for certain dividends payable to domestic stockholders that are individuals, trusts and estates is 15% (through 2012 under current law). Dividends payable by REITs, however, are generally not eligible for this reduced rate. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular qualified corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less competitive than investments in stock of non-REIT corporations that pay dividends, which could adversely affect the comparative value of the stock of REITs, including our common stock.

We may pay required dividends in the form of common stock.

We are required to distribute 90% of our annual REIT taxable income in order to maintain our REIT status. Under guidelines published by the IRS, REITs are allowed to declare dividends in 2012 (that otherwise comply with the REIT distribution timing requirements) payable in the form of additional shares of common stock to satisfy up to 90% of the required REIT dividends amount applicable with respect to the 2011 taxable year. The amount of the dividend would be taxable to stockholders (to the extent the dividend is from earnings and profits), including the value of our stock received, not just the portion of the dividend paid in cash. We expect that, as we continue to undertake efforts to conserve cash and enhance our liquidity, future required dividends on our common stock, if any, may be paid in common stock to the fullest extent permitted under law. There can be no assurance as to when we will resume the payment of dividends on common stock or to pay any such dividends completely or substantially in cash.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

To remain qualified as a REIT for federal income tax purposes, we must continually satisfy requirements and tests under the tax law concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. In order to meet these tests, we may be required to forego or limit attractive business or investment opportunities. For example, we may not lease to our TRS any hotel where gaming or wagering activities are conducted. Therefore, compliance with the REIT requirements may hinder our ability to operate solely to maximize profits.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including information incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which involve certain risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements are identified by their use of such terms and phrases as “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes” and “scheduled” and similar expressions. Our actual results or outcomes may differ materially from those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this prospectus supplement and the accompanying prospectus, whether as a result of new information, future events, changes in our expectations or otherwise.

Our actual results may differ significantly from any results expressed or implied by these forward-looking statements. Some, but not all, of the factors that might cause such a difference include, but are not limited to:

•	the effects of the recent global economic recession upon business and leisure travel and the hotel markets in which we invest;

•	our liquidity and refinancing demands;

•	our ability to obtain or refinance maturing debt;

•	our ability to maintain compliance with covenants contained in our debt facilities;

•	our ability to meet the requirements of the MGCL with respect to the payment of preferred dividends on the June 29, 2012 payment date as further described herein;

•

stagnation or further deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where our hotels operate and in which we invest, including luxury and upper-upscale product;

•	general volatility of the capital markets and the market price of our shares of common stock;

•	availability of capital;

•	our ability to dispose of properties in a manner consistent with our investment strategy and liquidity needs;

•

hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States, Mexico, Germany, England or other countries where we invest;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	our failure to maintain effective internal control over financial reporting and disclosure controls and procedures;

•	risks related to natural disasters;

•	increases in interest rates and operating costs, including insurance premiums and real property taxes;

•	contagious disease outbreaks, such as the H1N1 virus outbreak;

•	delays and cost-overruns in construction and development;

•	marketing challenges associated with entering new lines of business or pursuing new business strategies;

•	our failure to maintain our status as a REIT;

•	changes in the competitive environment in our industry and the markets where we invest;

•	changes in real estate and zoning laws or regulations;

•	legislative or regulatory changes, including changes to laws governing the taxation of REITs;

•	changes in generally accepted accounting principles, policies and guidelines; and

•	litigation, judgments or settlements.

See “Risk factors” to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

We expect to receive approximately $100.1 million in net proceeds from the sale of the common stock to be issued in this offering ($115.1 million if the underwriters exercise their over-allotment option in full), after deducting underwriting discounts and commissions and our estimated offering expenses based on an assumed public offering price of $6.54 per share, which was the last reported sale price for our common stock on the NYSE on April 16, 2012.

We intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, reducing our borrowings under our secured bank credit facility, funding the payment of the Unpaid Dividends and the First Quarter 2012 Dividends, repaying other debt and funding capital expenditures and working capital.

Certain affiliates of the underwriters are lenders under our $300 million secured bank credit facility. As of April 17, 2012, the outstanding borrowings and letters of credit under our secured bank credit facility in the aggregate were $80.9 million and were and will be used to fund working capital, capital expenditures and other general corporate purposes. The interest rate on the facility is based upon a leverage-based pricing grid ranging from London InterBank Offered Rate (LIBOR) plus 275 basis points to LIBOR plus 375 basis points for each LIBOR loan and LIBOR plus 175 basis points to LIBOR plus 275 basis points for each base rate loan. The facility’s current interest rate is LIBOR plus 300 basis points. In addition, the facility has an unused commitment fee payable monthly based on the unused revolver balance at a rate of 0.45% per annum in the event that the facility usage is less than 50% and a rate of 0.25% per annum in the event that the facility usage is equal to or greater than 50%. The facility expires on June 30, 2014, with a one-year extension available, subject to certain conditions.

Pending the uses described above, we may invest the net proceeds in short-term, interest-bearing, investment-grade securities.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2011:

•	on an actual basis; and

•

on an as adjusted basis giving effect to the offering and sale of 16,000,000 shares of our common stock in this offering at an assumed offering price of $6.54 per share (the last reported sale price of our common stock on the NYSE on April 16, 2012), after deducting the underwriting discounts and commissions and our estimated offering expenses.

The amount of net proceeds we ultimately receive from this offering of common stock is dependent upon numerous factors and subject to general market conditions. In addition, we may increase or decrease the number of shares in this offering. Accordingly, the actual amounts shown in the “As adjusted” column may differ materially from those shown below.

	As of December 31, 2011
(amounts in thousands except par value)	Actual	As adjusted
Cash and cash equivalents	$72,013	$122,067

Debt:
Mortgages and other debt payable	$1,000,385	$1,000,385
Bank credit facility(1)	50,000	—
Noncontrolling interests in SHR’s operating partnership	4,583	4,583
Stockholders’ equity:
8.50% Series A Cumulative Redeemable Preferred Stock;
($0.01 par value per share; 4,148,141 shares issued and outstanding; liquidation preference $25.00 per share plus accrued distributions and $130,148 in the aggregate)	99,995	99,995
8.25% Series B Cumulative Redeemable Preferred Stock;
($0.01 par value per share; 3,615,375 shares issued and outstanding; liquidation preference $25.00 per share plus accrued distributions and $112,755 in the aggregate)	87,064	87,064
8.25% Series C Cumulative Redeemable Preferred Stock;
($0.01 par value per share; 3,827,727 shares issued and outstanding; liquidation preference $25.00 per share plus accrued distributions and $119,377 in the aggregate)	92,489	92,489
Common stock ($0.01 par value per share; 250,000,000—common shares authorized; 185,627,199 common shares issued and outstanding and 201,627,199 common shares issued and outstanding—as adjusted(2))	1,856	2,016
Additional paid-in capital	1,634,067	1,733,961
Accumulated deficit	(1,190,621)	(1,190,621)
Accumulated other comprehensive loss	(70,652)	(70,652)
Total SHR’s shareholders’ equity	654,198	754,252

Noncontrolling interests in consolidated affiliates	8,222	8,222
Total equity	662,420	762,474

Total capitalization	$1,717,388	$1,767,442

(1)	As of April 17, 2012, the outstanding borrowings and letters of credit under our secured bank credit facility in the aggregate were $80.9 million.

(2)	Excludes: (i) 853,461 shares of common stock issuable upon redemption of non-managing member interests in SH Funding if we elect to pay for the redemption with shares of our common stock; (ii) 669,797 shares of common stock issuable upon the exercise of options granted under our equity incentive plans with a weighted-average exercise price of $20.40; (iii) 1,836,041 shares of common stock issuable upon the lapsing of restrictions and conversion of outstanding restricted stock units under our equity incentive plans; (iv) 5,784,631 shares of common stock reserved and available for future issuance under our equity incentive plans; and (v) up to 1,856,169 shares of common stock that may be issued in connection with our VCP Deferral Program. In addition, the number of shares of common stock issued and outstanding as adjusted excludes the issuance of 240,465 shares of common stock subsequent to December 31, 2011 and prior to the date of this prospectus supplement in connection with the vesting of awards under our equity incentive plans.

You should read the above table in conjunction with “Use of proceeds” and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2011, and our consolidated financial statements, related notes and other financial information that we have incorporated by reference into this prospectus supplement and the accompanying prospectus.

PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND POLICY

Our common stock is traded on the NYSE under the symbol “BEE.” The following table sets forth the high and low sale prices per share of our common stock as reported on the NYSE with regard to each of our fiscal quarters during the periods indicated, and the dividends per share declared by us each fiscal quarter during such period.

	High	Low	Dividend
Fiscal Year Ended December 31, 2012
Second Quarter (through April 16, 2012)	$6.72	$6.03	$0.00
First Quarter	6.83	5.38	0.00

Fiscal Year Ended December 31, 2011
Fourth Quarter	$5.84	$3.76	$0.00
Third Quarter	7.62	4.05	0.00
Second Quarter	7.14	5.93	0.00
First Quarter	6.92	5.23	0.00

Fiscal Year Ended December 31, 2010
Fourth Quarter	$5.33	$4.16	$0.00
Third Quarter	4.78	3.33	0.00
Second Quarter	6.97	3.82	0.00
First Quarter	4.82	1.84	0.00

The table above shows only historical information. This may not be meaningful information to you in determining whether to purchase shares of our common stock. You are urged to obtain current market quotations for our common stock and to review carefully the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

For a description of our common stock, see “Description of our common stock”.

We generally intend to distribute each year substantially all of our taxable income (which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles) to our stockholders so as to comply with REIT provisions of the Tax Code. If necessary for REIT qualification purposes, we may need to distribute any taxable income in cash or by a special dividend.

On November 4, 2008, our board of directors elected to suspend the quarterly dividend to holders of shares of common stock, and, in February 2009, our board of directors elected to suspend the quarterly dividend to holders of shares of our Outstanding Preferred Stock. In the fourth quarter of 2011, our board of directors authorized, and we declared, the payment of the Unpaid Dividends, and a sum sufficient for the payment of the Unpaid Dividends has been set apart for payment through the recording of a distribution payable in accordance with the terms of our charter. However, the Unpaid Dividends are not payable until June 29, 2012, are payable to holders of record as of the close of business on June 15, 2012 and are contingent upon our ability to meet, on the June 29, 2012 Unpaid Dividends payment date, the Maryland Dividend Requirement. In addition, in February 2012, our board of directors authorized, and we declared, preferred dividends for the quarter ending March 31, 2012, payable on June 29, 2012, to holders of record as of the close of business on June 15, 2012, contingent upon our ability to meet the Maryland Dividend Requirement on such payment date. A sum sufficient for the payment of the preferred dividends for the quarter ending March 31, 2012 has been set apart for payment through the recording of a distribution payable in accordance with the terms of our charter. While we cannot make any guarantees, we currently expect to be able to meet the Maryland

Dividend Requirement on the June 29, 2012 Unpaid Dividends and First Quarter 2012 Dividends payment date. Our board of directors has continued the suspension of the quarterly dividend to holders of shares of our common stock as a measure to preserve liquidity due to the uncertainty in the economic environment and no projected taxable distribution requirement. Based on our current forecasts, we would not be required to make any distributions during 2012 in order to maintain our REIT status. Our board of directors will continue to evaluate the dividend policy in light of the REIT provisions of the Tax Code, restrictions under the bank credit facility, and the overall economic climate.

For a description of restrictions on the payment of dividends, see the discussion under the heading “Part II. Item 8. Financial Statements and Supplementary Data—9. Indebtedness—Bank Credit Facility” in our Annual Report on Form 10-K.

DESCRIPTION OF OUR COMMON STOCK

See “Description of our Stock” in the accompanying prospectus for a description of our common stock and our charter, copies of which are incorporated by reference in the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

The transfer agent and registrar for our common stock is Computershare Shareowner Services LLC.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

See “Material Federal Income Tax Considerations” in the accompanying prospectus for a discussion of the material U.S. federal income tax considerations associated with our decision to be taxed as a REIT and with the ownership of our common stock.

In addition, the information set forth below updates and supersedes the discussions regarding the following topics in the accompanying prospectus.

Requirements for qualification as a REIT

Distribution requirements

The IRS published guidance providing guidelines for a publicly-traded REIT to satisfy its distribution requirements with distributions of its stock. The guidance, which expired at the end of 2011, required (1) the distribution be made to stockholders with respect to the stock of the REIT, (2) each stockholder may elect to receive its entire entitlement in either money or stock of equivalent value subject to the limitation that the amount of cash may be no less than 10% of the aggregate declared distribution, (3) the calculation of the number of shares be made as close as practicable to the payment date and be based on a formula that is designed to equate the number of shares with the amount of money that could be received instead, and (4) with respect to a dividend reinvestment plan, such plan only applies to the extent that in the absence of such plan, the stockholder would have received the distribution in money under clause (2), above. In the event that we make a distribution, we may utilize partial stock distributions in satisfying our REIT distribution requirements if consistent with IRS guidance existing at the time of any such distribution.

Taxation of Non-U.S. Stockholders

Capital gain dividends

For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts and certain other foreign stockholders, which we refer to collectively as Non-U.S. Stockholders, under the provisions of the Foreign Investment in Real Property Tax Act of 1980, which is commonly referred to as FIRPTA. Distributions paid to a Non-U.S. Stockholder who does not own more than 5% of any class of our stock at any time during the taxable year will be treated as a normal distribution and taxable and subject to withholding as described in the accompanying prospectus under Ordinary Dividends. However, if the Non-U.S. Stockholder owns more than 5% of our stock, withholding under FIRPTA will apply. Under FIRPTA, distributions attributable to gain from sales of U.S. real property are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders subject to FIRPTA thus would be taxed at the regular capital gain rates applicable to Taxable U.S. Stockholders (as defined in the accompanying prospectus) (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

Foreign Account Tax Compliance Act

Under the Tax Code, the Foreign Account Tax Compliance Act, or FATCA, withholding provisions are scheduled to apply to payments made after December 31, 2012; however, the IRS has issued proposed regulations that, when effective, would postpone the effective date of such withholding to payments made after December 31, 2013. Prospective investors should consult their own tax advisors regarding the FATCA legislation.

UNDERWRITING

Deutsche Bank Securities Inc. and Raymond James & Associates, Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the representatives. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of shares
Deutsche Bank Securities Inc.
Raymond James & Associates, Inc.

Total	16,000,000

The underwriters are committed to purchase all of the shares of common stock offered by us if they purchase any shares subject to the terms and conditions of the underwriting agreement. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the common shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $         per share. The underwriters may also allow, and those dealers may re-allow, a concession of not more than $         per share to some other dealers. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

We have granted the underwriters an option to purchase up to 2,400,000 additional shares of common stock from us to cover sales of shares of common stock by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this over-allotment option. If any shares of common stock are purchased with this over-allotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares of common stock on the same terms as those on which the shares are being offered.

The underwriting discounts and commissions are equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting discounts and commissions are $         per share of common stock. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock.

	Without over-allotment exercise	With full over-allotment exercise
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $400,000.

A prospectus supplement and accompanying prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not, subject to certain permitted exceptions, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clauses (1) or (2) above, in each case without the prior written consent of Deutsche Bank Securities Inc. for a period of 45 days after the date of this prospectus supplement. The permitted exceptions include issuances of (a) any shares of common stock offered hereby, (b) any shares of common stock issued upon the exercise of options or the vesting of awards issued under our Value Creation Plan, VCP Deferral Program or equity incentive plans existing on the date of this prospectus supplement, which we refer to collectively as the Company Plans, grants of awards to directors and newly-hired employees in the ordinary course of business consistent with past practice under our Company Plans or pursuant to certain employment agreements with our executive officers, which shares when issued will be subject to restrictions on transfer as described below, or (c) as consideration for the redemption or exchange of limited liability company interests in SH Funding in accordance with the limited liability company agreement, as amended, of SH Funding.

Additionally, at the time we enter into the underwriting agreement with the underwriters, our directors and executive officers will enter into lock-up agreements with the underwriters pursuant to which each of these persons, subject to certain permitted exceptions, for a period of 45 days after the date of this prospectus supplement, may not, without the prior written consent of Deutsche Bank Securities Inc., (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including without limitation, shares of our common stock or such other securities which may be deemed to be beneficially owned by the director or executive officer in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any such offer, pledge, sale, or disposition or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock. The permitted exceptions include (A) transfers of any of our securities as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions in the lock-up agreement, (B) transfers of any of our securities to any trust for the direct or indirect benefit of the director or executive officer or the immediate family of such person, provided that the trustee of the trust agrees to be bound in writing by the restrictions in the lock-up agreement, and provided further that any such transfer will not involve a disposition for value, (C) transfers of any of our securities as a result of testate or intestate succession, (D) transfers of any of our securities to any affiliate of the director or executive officer, including its partners (if a partnership), members (if a limited liability company), or wholly-owned subsidiary (if a corporation), (E) the purchase of shares of our common stock in open market transactions after the completion of this offering, (F) the acquisition, but not exercise, of equity awards issued by us pursuant to our equity incentive plans existing on the date of the closing of this offering, provided that the underlying shares of our common stock will be subject to the lock-up agreement, or (G) the disposition of shares of our common stock to us in order to pay any taxes (or estimated taxes) due as a result of the vesting of the director’s or executive officer’s restricted stock units; provided that in the case of clauses (C) and (D), the transferee agrees to be bound in writing by the restrictions set forth in the lock-up agreement, any such transfer shall not involve a disposition for value and in case of clauses (A), (B), (C) and (D) no filing under the Exchange Act, as amended, or other public announcement will be required or will be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 45-day lock-up period).

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the NYSE under the symbol “BEE.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representative of the underwriters purchases common stock in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In relation to each Member State of the European Economic Area which has implemented the European Union Prospectus Directive, each referred to as a Relevant Member State, an offer of securities described in this prospectus supplement and the accompanying prospectus may not be made to the public in that Relevant Member State other than:

•	to any legal entity which is a “qualified investor” as defined in the European Union Prospectus Directive;

•

to fewer than 100 (or, if the Relevant Member State has implemented the relevant provisions of the 2010 Prospectus Directive Amending Directive, 150) natural or legal persons (other than “qualified investors” as defined in the European Union Prospectus Directive) in any Relevant Member State subject to obtaining the prior consent of the book-running managers for any such offer; or

•	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the European Union Prospectus Directive,

provided that no such offers of shares shall result in the requirement for the publication of a prospectus pursuant to Article 3 of the European Union Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (i) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the European Union Prospectus Directive, and (ii) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the European Union Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than to qualified investors (as so defined), or in circumstances in which the underwriters have given their prior consent to such proposed offer or resale.

For the purposes of the above provisions, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the European Union Prospectus Directive in that Member State and the expressions European Union Prospectus Directive means Directive 2003/71/EC (including any amendments thereto) and 2010

Prospectus Directive Amending Directive means Directive 2010/73/EU and in each case includes any relevant implementing measure in each Relevant Member State.

This prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, which we refer to as the Order, (iii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iv) other persons to whom it may lawfully be communicated (all such persons together being referred to as relevant persons). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of their contents.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Certain affiliates of the underwriters are lenders under our existing secured bank credit facility. To the extent that proceeds of this offering are used to repay debt under our secured bank credit facility, certain underwriters and their affiliates will receive a portion of the proceeds of this offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum aggregate discounts, commissions, agency fees or other items constituting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus supplement.

EXPERTS

The consolidated financial statements and related financial statement schedule incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K filed with the SEC on February 23, 2012, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of common stock offered hereby and certain other matters relating to Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain other matters in connection with this offering will be passed upon for us by Paul Hastings LLP, New York, New York. Certain legal matters related to this offering will be passed upon for the underwriters by Willkie Farr & Gallagher LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available at the SEC’s website at www.sec.gov. We also maintain a website at www.strategichotels.com that contains information concerning us, including the reports we file with the SEC. Other than the documents specifically incorporated by reference into this prospectus supplement and the accompanying prospectus below, the information contained or referred to on, or otherwise accessible through, our website is not incorporated by reference in this prospectus supplement and is not a part of this prospectus supplement and the accompanying prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the securities being offered in this prospectus supplement. This prospectus supplement and the accompanying prospectus, which is part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information regarding us and the common stock offered in this prospectus supplement and the accompanying prospectus, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us. Statements contained in this prospectus supplement as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information.

The following documents, which have been filed with the SEC (File No. 001-32223), are incorporated herein by reference:

•	our annual report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 23, 2012, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on February 27, 2012;

•	our definitive proxy statement on Schedule 14A filed with the SEC on April 10, 2012; and

•	our current reports on Form 8-K filed with the SEC on February 27, 2012, March 9, 2012 and March 26, 2012.

In addition, all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering are deemed incorporated by reference into this prospectus supplement and a part hereof from the date of filing of those documents. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our current reports on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus supplement.

Any statement contained in any document incorporated by reference herein shall be deemed to be amended, modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus supplement, except as so amended, modified or superseded.

We will provide without charge to each person to whom this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus supplement. Requests for such documents should be directed to Strategic Hotels & Resorts, Inc., 200 West Madison Street, Suite 1700, Chicago, IL 60606-3415, Attention: Secretary, (312) 658-5000.

PROSPECTUS

STRATEGIC HOTELS & RESORTS, INC.

Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Subscription Rights and Units

BEE FINANCING TRUST I

BEE FINANCING TRUST II

BEE FINANCING TRUST III

Preferred Securities

Guaranteed to the extent set forth herein by

Strategic Hotels & Resorts, Inc.

This prospectus contains a general description of the debt and equity securities that we may offer for sale. We may from time to time offer, in one or more series or classes, separately or together, the following:

•	common stock;

•	preferred stock;

•	depositary shares;

•	debt securities;

•	warrants;

•	subscription rights;

•	preferred securities of certain trusts wholly owned and guaranteed by Strategic Hotels & Resorts, Inc.; and or

•	units.

We or each of BEE Financing Trust I, BEE Financing Trust II and BEE Financing Trust III, which we refer to as the Trusts, will offer our securities in amounts, at prices and on terms to be determined at the time we or they offer those securities. We or each of the Trusts will provide the specific terms of the securities in supplements to this prospectus. We are organized and conduct our operations so as to qualify as a real estate investment trust, or REIT, for federal income tax purposes. The specific terms of the securities may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities that may be appropriate to preserve our status as a REIT.

The securities may be offered on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

In addition, certain selling securityholders to be identified from time to time in a prospectus supplement may sell our securities that they own. We will not receive any of the proceeds from the sale of our securities by selling securityholders.

Our common stock is traded on the New York Stock Exchange under the symbol “BEE.” On March 1, 2012, the last reported sale price of our common stock on the New York Stock Exchange was $6.29.

Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

March 2, 2012

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities covered by this prospectus. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operation and prospects may have changed since those dates.

As used in this prospectus, references to “we,” “our,” “us” and the “Company” are to Strategic Hotels & Resorts, Inc. and, except as the context otherwise requires, its consolidated subsidiaries, including Strategic Hotel Funding, L.L.C., our operating partnership, and its consolidated subsidiaries. References to “SH Funding” are to Strategic Hotel Funding, L.L.C. References to the “Trusts” or the “Subsidiary Trusts” are to BEE Financing Trust I, BEE Financing Trust II and BEE Financing Trust III.

This prospectus contains registered trademarks that are the exclusive property of their respective owners, which are companies other than us, including Fairmont®, Four Seasons®, Hyatt®, InterContinental®, Loews®, Marriott®, Ritz-Carlton® and Westin®. None of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees is an issuer or underwriter of the securities being offered hereby. In addition, none of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees has or will have any liability arising out of or related to the sale or offer of the securities being offered hereby, including any liability or responsibility for any financial statements, projections or other financial information or other information contained in this prospectus or otherwise disseminated in connection with the offer or sale of the securities offered hereby.

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell common stock, preferred stock, debt securities, depositary shares, subscription rights and warrants to purchase debt or equity securities described in this prospectus and the Trusts may sell preferred securities that will be guaranteed by us to the extent described in this prospectus, either separately or in units, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we or the Trusts may offer. Each time we or the Trusts sell securities, we or the Trusts will provide a supplement to this prospectus that will contain specific information about the terms of the securities offered, including the amount, the price and the terms determined at the time of the offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with additional information described under the heading “Where You Can Find More Information.”

STRATEGIC HOTELS & RESORTS, INC.

Strategic Hotels & Resorts, Inc. was incorporated in Maryland in January 2004 to acquire and asset-manage upper upscale and luxury hotels that are subject to long-term management contracts. The terms upper upscale and luxury are classifications of hotels by brand that are defined by Smith Travel Research, an independent provider of lodging industry statistical data. We completed our initial public offering in June 2004. Our accounting predecessor, Strategic Hotel Capital, L.L.C. was founded in 1997 by Laurence Geller, our president and chief executive officer, Goldman, Sachs & Co.’s Whitehall Fund and others. We own our properties through our investment in SH Funding and its subsidiaries.

We operate as a self-administered and self-managed real estate investment trust, or REIT, managed by our board of directors and executive officers and conduct our operations through our direct and indirect subsidiaries, including SH Funding. We are the managing member of SH Funding and hold approximately 99% of its membership units as of March 1, 2012.

As of March 1, 2012, we:

•

wholly own or lease 14 hotels, have a 53.5% interest in an affiliate that owns a hotel where we asset manage such hotel, and have 50.0% and 34.3% interests in, and act as asset manager for, two unconsolidated affiliates that each own one hotel;

•	own land held for development including:

•	20.5 acres of oceanfront land adjacent to our Four Seasons Punta Mita Resort, Nayarit, Mexico and 60.0 acres of oceanfront land near the Four Seasons Punta Mita Resort;

•	a 20,000 square-foot parcel of land on the ocean in Santa Monica, California adjacent to our Loews Santa Monica Beach Hotel entitled for development and residential units;

•	a 50% interest in an unconsolidated affiliate that owns 10.0 acres of land adjacent to the Fairmont Scottsdale Princess hotel; and

•	a 31% interest in an unconsolidated affiliate with two unaffiliated parties that is developing the fractional ownership program known as the Four Seasons Residence Club Punta Mita.

We do not operate any of our hotels directly; instead we employ internationally known hotel management companies to operate them for us under management contracts or operating leases. Our existing hotels are operating under the widely-recognized upper upscale and luxury brands of Fairmont®, Four Seasons®, Hyatt®, InterContinental®, Loews®, Marriott®, Ritz-Carlton® and Westin®. The Hotel del Coronado is operated by a specialty management company, KSL Resorts.

We seek to maximize asset values and operating results through asset management. Although we have no imperative to grow, we will opportunistically seek to acquire additional properties that meet our disciplined investment criteria.

Our principal executive offices are located at 200 West Madison Street, Suite 1700, Chicago, Illinois 60606-3415 and our telephone number is (312) 658-5000. Our website address is www.strategichotels.com. We are not incorporating the information included, or referred to, on our website into this prospectus, and our website and the information included, or referred to, on our website are not a part of this prospectus.

THE TRUSTS

Each of BEE Financing Trust I, BEE Financing Trust II and BEE Financing Trust III is a statutory trust formed under Delaware law pursuant to (x) a declaration of trust as may be amended and/or restated from time to time, which we refer to as the Trust Declaration, executed by us, as sponsor, and the Capital Financing Trustees, which we define below, as trustees, and (y) a certificate of trust filed with the Secretary of State of the State of Delaware. Each Trust exists for the exclusive purposes of (i) issuing preferred securities of the Trust, which we refer to as the Preferred Securities, (ii) investing the gross proceeds from the sale of the trust preferred securities and the Common Securities (defined below) in our subordinated debt securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the common securities representing undivided beneficial interests in the assets of a Trust, which we refer to as the Common Securities, will be directly or indirectly owned by us. The Common Securities will rank pari passu, and payments will be made pro rata, with the Preferred Securities, except that, upon an event of default under the applicable Trust Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. We will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to $10,000. We will pay all fees and expenses related to the Trusts and the offering of the Trust Securities, the payment of which will be guaranteed by Strategic Hotels & Resorts, Inc. as described under “Description of the Trust Preferred Securities Guarantees.” The principal place of business of each Trust is c/o Strategic Hotels & Resorts, Inc., 200 West Madison Street, Suite 1700, Chicago, Illinois 60606-3415, Attn: Secretary, (312) 658-5000.

The business and affairs of each Trust will be conducted by the trustees, which we refer to as the Capital Financing Trustees, appointed by us as the direct or indirect holder of all the Common Securities. A majority of the Capital Financing Trustees will be persons who are employees or officers of or who are affiliated with us. One Capital Financing Trustee of each Trust will be a financial institution that is not affiliated with us and has aggregate capital and surplus of at least $50,000,000, which institution will act as Property Trustee under the applicable Trust Declaration and as an indenture trustee for purposes of the Trust Indenture Act of 1939, or the Trust Indenture Act. In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Capital Financing Trustee of each Trust, which we refer to as the Delaware Trustee, will have a principal place of business or reside in the State of Delaware. The initial Property Trustee of each Trust is Wilmington Trust Company, a Delaware banking corporation, which maintains a principal place of business in Delaware. Except as provided in the Trust Declaration, the holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Financing Trustees of each Trust. The duties and obligations of the Capital Financing Trustees for each Trust will be governed by the applicable Trust Declaration.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors contained in Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 23, 2012, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, which involve certain risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements are identified by their use of such terms and phrases as “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes” and “scheduled” and similar expressions. Our actual results or outcomes may differ materially from those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Except, as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Our actual results may differ significantly from any results expressed or implied by these forward-looking statements. Some, but not all, of the factors that might cause such a difference include, but are not limited to:

•	the factors referred to in this prospectus under the section titled “Risk Factors”;

•	the effects of the recent global economic recession upon business and leisure travel and the hotel markets in which we invest;

•	our liquidity and refinancing demands;

•	our ability to obtain or refinance maturing debt;

•	our ability to maintain compliance with covenants contained in our debt facilities;

•	our ability to meet the requirements of the Maryland General Corporation Law, or MGCL, with respect to the payment of preferred dividends on the June 29, 2012 payment date as further described below;

•

stagnation or further deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where our hotels operate and in which we invest, including luxury and upper upscale product;

•	general volatility of the capital markets and the market price of our shares of common stock;

•	availability of capital;

•	our ability to dispose of properties in a manner consistent with our investment strategy and liquidity needs;

•

hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States, Mexico, Germany, England or other countries where we invest;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	our failure to maintain effective internal control over financial reporting and disclosure controls and procedures;

•	risks related to natural disasters;

•	increases in interest rates and operating costs, including insurance premiums and real property taxes;

•	contagious disease outbreaks, such as the H1N1 virus outbreak;

•	delays and cost-overruns in construction and development;

•	marketing challenges associated with entering new lines of business or pursuing new business strategies;

•	our failure to maintain our status as a REIT;

•	changes in the competitive environment in our industry and the markets where we invest;

•	changes in real estate and zoning laws or regulations;

•	legislative or regulatory changes, including changes to laws governing the taxation of REITs;

•	changes in generally accepted accounting principles, policies and guidelines; and

•	litigation, judgments or settlements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward-looking statements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements. Moreover, unless we are required by law to update these statements, we will not necessarily update or revise any forward-looking statements included or incorporated by reference in this prospectus after the date hereof, either to conform them to actual results or to changes in our expectations.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement to:

•	repay any outstanding indebtedness at the time it is due;

•	acquire and develop hotel properties as suitable opportunities arise;

•	invest in future co-investment ventures;

•	make improvements to our hotel properties; and

•	fund general business purposes.

General business purposes may include additions to working capital and capital expenditures. We may also use a portion of the net proceeds to invest in or acquire businesses that we believe are complimentary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending application of the net proceeds, we intend to invest the proceeds in interest bearing accounts and short-term, interest bearing securities.

CERTAIN RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our historical ratios of earnings to fixed charges and earnings to combined fixed charges and preferred dividends for the periods indicated:

	Year Ended December 31,
	2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges	—	—	—	—	1.13
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	—	—	—	—	0.90

In the calculation of the above ratios, our “earnings” represented (loss) income before income taxes, noncontrolling interests and discontinued operations from our consolidated statements of operations, as adjusted for fixed charges, amortization of capitalized interest, earnings from equity investees, distributed earnings from equity investees and capitalized interest.

Our “fixed charges” consisted of interest incurred (whether expensed or capitalized), amortization of deferred financing costs and estimated interest component of rental expense. Earnings were inadequate to cover fixed charges by $94.8 million, $274.6 million, $219.9 million and $289.2 million for the years ended December 31, 2011, 2010, 2009 and 2008, respectively. Earnings were inadequate to cover combined fixed charges and preferred dividends by $124.0 million, $305.5 million, $250.8 million, $320.1 million and $14.4 million for the years ended December 31, 2011, 2010, 2009, 2008 and 2007, respectively.

DESCRIPTION OF OUR STOCK

Rights of our stockholders are governed by the Maryland General Corporation Law, or MGCL, our charter and our bylaws. The following is a summary of the material provisions of our stock and describes certain provisions of our charter, our bylaws and the MGCL. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, our charter (including the terms and provisions of the articles supplementary relating to our preferred stock), and our bylaws, copies of which are filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the MGCL. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 250,000,000 shares of common stock, $0.01 par value per share, and 150,000,000 shares of preferred stock, $0.01 par value per share. As of March 1, 2012, we had issued and outstanding:

•	185,867,664 shares of common stock;

•	4,148,141 shares of 8.50% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”);

•	3,615,375 shares of 8.25% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”); and

•

3,827,727 shares of 8.25% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock” and together with the Series A Preferred Stock and the Series B Preferred Stock, the “Preferred Stock”).

As of March 1, 2012, we also had 250,000 shares of Series D Junior Participating Preferred Stock (the “Series D Preferred Stock”) authorized. Our charter provides that our board of directors, without stockholder approval, may amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of our stock that we are authorized to issue.

Power to Reclassify Stock

Our charter authorizes our board of directors to classify any unissued preferred stock and to reclassify any previously classified but unissued common stock and preferred stock of any series from time to time in one or more classes or series, as authorized by our board of directors. Prior to the issuance of stock of each class or series, our board of directors is required by the MGCL and our charter to set for each such class or series, subject to the provisions of our charter regarding the restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. Thus, our board of directors could authorize the issuance of additional preferred stock with priority over our common stock with respect to distributions and rights upon liquidation and with other terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of us that might involve a premium price for our stockholders or otherwise might be in their best interest.

Power to Issue Additional Common Stock and Preferred Stock

We believe that the power to issue additional common stock or preferred stock and to classify or reclassify unissued common stock or preferred stock and thereafter to issue the classified or reclassified stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, including the New York Stock Exchange, or the NYSE. Although we have no current intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control that might involve a premium price for our stockholders or otherwise be in their best interest. However, please see the discussion of our rights plan below under “—Rights Plan.”

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Internal Revenue Code, or the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year. These requirements of the Code do not apply to the first year for which an election to be a REIT is made.

To assist us in continuing to remain a REIT, our charter contains restrictions on the number of shares of our stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% in value of our outstanding shares of stock. In addition, no person may acquire or hold, directly or indirectly, common stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock.

Our charter further prohibits (i) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (ii) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the Trust, as defined below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

Our board of directors, in its sole discretion, may, prospectively or retroactively, exempt a person from these limits. However, our board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by our board for exemption, a person also must not own, directly or indirectly, an interest in any of our tenants (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the Trust. Our board of directors may require a ruling from the Internal Revenue Service, or IRS, or an opinion of counsel in order to determine or ensure our status as a REIT in circumstances where it has received a request for exemption and is unable to satisfy itself that the ownership limitations will not be violated.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust (the “Trust”) for the exclusive benefit of one or more charitable beneficiaries (“Charitable Beneficiaries”), and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our stock held in the Trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the Trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the

Trust. The trustee (the “Trustee”) of the Trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the Trust. These rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the Trust must be paid by the recipient to the Trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the Trustee. Any dividend or distribution paid to the Trustee will be held in trust for the Charitable Beneficiary. Subject to Maryland law, the Trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the Trust and (ii) to recast the vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible corporate action, then the Trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the Trust, the Trustee will sell the shares to a person designated by the Trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the proposed transferee and to the Charitable Beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give a value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other similar transaction), the Market Price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the Trust and (ii) the net proceeds received by the Trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares of our stock have been transferred to the Trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the Trustee upon demand.

In addition, shares of our stock held in the Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of the devise or gift) and (ii) the Market Price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the Trustee has sold the shares.

Upon a sale to us, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing shares of our stock will bear a legend referring to the restrictions described above.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Common Stock

Voting Rights of Common Stock

Subject to the provisions of our charter regarding the restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock generally entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except for certain limited voting rights of holders of the Preferred Stock and as may be provided with respect to any other subsequently issued class or series of stock, the holders of such common stock possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock, voting as a single class, generally can elect all of the directors and the holders of the remaining stock are not able to elect any directors. However, in certain circumstances the holders of the Preferred Stock will have the right to elect two additional directors to serve on our board of directors. See “—Preferred Stock—Rights of Holders of the Preferred Stock—Voting Rights” below.

Distributions, Liquidation and Other Rights of Common Stock

All common stock offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for dividends and to share ratably in our assets legally available for distribution to the stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities and any rights of holders of senior securities. These rights are subject to the preferential rights of any other class or series of our stock, including the Preferred Stock, and to the provisions of our charter regarding restrictions on transfer of our stock.

Holders of shares of common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any of our securities.

Other Matters

The registrar and transfer agent for our common stock is Computershare Shareowner Services LLC.

Rights Plan

On November 14, 2008, our board of directors adopted a stockholder rights plan, as set forth in a Rights Agreement, dated as of November 14, 2008, between the Company and Mellon Investor Services LLC, as rights agent (the “Rights Plan”). Pursuant to the terms of the Rights Plan, we declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of our common stock. The dividend was payable on November 28, 2008 to the stockholders of record as of the close of business on November 28, 2008.

The Rights currently trade with, and are inseparable from, shares of our common stock and the registered holders of our shares of common stock are the registered holders of the Rights associated with such shares. The Rights are currently evidenced only by the certificates, if any, that represent such shares of common stock. New Rights will accompany any new shares of common stock we issue after November 28, 2008 until the earlier of the Distribution Date (as defined below), the redemption or exchange of the Rights or the final expiration of the Rights Plan, each as described below.

Each Right allows its holder to purchase from us one one-thousandth of a share of Series D Preferred Stock for $20.00, once the Rights become exercisable. This portion of a share of Series D Preferred Stock gives the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting or liquidation rights.

The Rights will not be exercisable until the earlier of the following (the “Distribution Date”):

•

the close of business on the tenth day after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 20% or more of our outstanding common stock; or

•

the close of business on the tenth business day (or a later date determined by our board of directors) after a person or group begins, or publicly announces an intent to begin, a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

After the Distribution Date, the Rights will separate from the common stock and will be evidenced solely by Rights certificates that the rights agent will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person or any associate or affiliate thereof will be void and may not be exercised.

If a person or group becomes an Acquiring Person, each Right will generally entitle the holder, except the Acquiring Person or any associate or affiliate thereof, to acquire, for the exercise price of $20.00 per Right (subject to adjustment as provided in the Rights Plan), shares of our common stock (or, in certain circumstances, shares of Series D Preferred Stock) having a market value equal to twice the Right’s then-current exercise price. In addition, if, after a person or group becomes an Acquiring Person, we are acquired in a merger or similar transaction, or sell a majority of our assets, in each case, after the Distribution Date, each Right will generally entitle the holder, except the Acquiring Person or any associate or affiliate thereof, to acquire, for the exercise price of $20.00 per Right (subject to adjustment as provided in the Rights Plan), shares of the acquiring company having a market value equal to twice the Right’s then-current exercise price.

Each one one-thousandth of a share of Series D Preferred Stock, if issued:

•	will not be redeemable;

•

will entitle holders to quarterly dividend payments of $.001 per one one-thousandth of a share of Series D Preferred Stock or an amount equal to the dividend paid on one share of common stock, whichever is greater;

•

will entitle holders upon liquidation either to receive $1 per one one-thousandth of a share of Series D Preferred Stock or an amount equal to the payment made on one share of common stock, whichever is greater;

•	will have the same voting power as one share of common stock; and

•	will entitle holders to a per share payment equal to the payment made on one share of common stock, if shares of our common stock are exchanged via merger, consolidation, or a similar transaction.

The value of one one-thousandth of a share of Series D Preferred Stock will generally approximate the value of one share of common stock.

On November 24, 2009, we extended the Rights Plan through November 30, 2012.

The Rights will expire on November 30, 2012, unless previously redeemed, or such later date as determined by our board of directors.

Our board of directors may cause the Rights to be redeemed for $.001 per Right at any time prior to the close of business on the tenth business day (or a later date determined by the Board) after any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our board of directors may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person and its associates and affiliates.

Our board of directors may adjust the purchase price of the shares of Series D Preferred Stock, the number of shares of Series D Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the shares of Series D Preferred Stock or common stock.

The terms of the Rights Plan may be amended by our board of directors without the consent of the holders of the Rights; however, after a person or group becomes an Acquiring Person, our board of directors may not amend the Rights Plan in a way that adversely affects holders of the Rights.

Preferred Stock

General

Subject to limitations prescribed by Maryland law and our charter, our board of directors is authorized to issue, from the authorized but unissued shares of stock, shares of preferred stock in series and to establish from time to time the number of shares of preferred stock to be included in the series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the shares of each series.

Future Preferred Stock

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title of the series of shares of preferred stock and the number of shares constituting that series;

•	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the series;

•	the date from which dividends on shares of preferred stock of the series shall cumulate, if applicable;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any, for shares of preferred stock of the series;

•	the provision for a sinking fund, if any, for shares of preferred stock of the series;

•	the provision for redemption or repurchase, if applicable, of shares of preferred stock of the series;

•	any listing of the series of shares of preferred stock on any securities exchange;

•

the terms and conditions, if applicable, upon which shares of preferred stock of the series will be convertible into shares of preferred stock of another series or common stock, including the conversion price, or manner of calculating the conversion price;

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in shares of preferred stock of the series will be represented by global securities;

•	any other specific terms, preferences, rights, limitations or restrictions of the series of shares of preferred stock;

•	a discussion of material U.S. federal income tax considerations applicable to shares of preferred stock of the series;

•	the relative ranking and preferences of shares of preferred stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•

any limitations on direct or beneficial ownership and restrictions on transfer of shares of preferred stock of the series, in each case as may be appropriate to preserve our status as a REIT under the Code.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Rights of the Holders of our Currently Outstanding Preferred Stock

As of March 1, 2012, we had 4,148,141 shares of the Series A Preferred Stock, 3,615,375 shares of the Series B Preferred Stock and 3,827,727 shares of the Series C Preferred Stock issued and outstanding. In February 2009, our board of directors elected to suspend the quarterly dividend beginning with the first quarter of 2009 to holders of shares of the Preferred Stock. Pursuant to the articles supplementary governing the Preferred Stock, if we do not pay quarterly dividends on the Preferred Stock for six quarters, whether or not consecutive, the size of our board of directors will be increased by two and the holders of the Preferred Stock will have the right to elect two additional directors to our board. As of December 31, 2011, we did not pay quarterly dividends for twelve quarters. There have been no new directors added to the board pursuant to this right. In the fourth quarter of 2011, our board of directors authorized, and we declared, the payment of accrued and unpaid dividends through September 30, 2011, and dividends for the quarter ended December 31, 2011 (collectively, the “Unpaid Dividends”), and a sum sufficient for the payment of the Unpaid Dividends has been set apart for payment on our books through the recording of a liability in accordance with the terms of our charter; however, the Unpaid Dividends are not payable until June 29, 2012, are payable to holders of record as of the close of business on June 15, 2012 and are contingent upon our ability to meet, on the June 29, 2012 Unpaid Dividends payment date, the requirements of the MGCL with respect to the payment of dividends (the “Maryland Dividend Requirement”). In addition, in February 2012, our board of directors authorized, and we declared, the payment of dividends on our Preferred Stock for the quarter ending March 31, 2012, which we refer to herein as the First Quarter 2012 Dividends, payable on June 29, 2012, to holders of record as of the close of business on June 15, 2012, contingent upon our ability to meet the Maryland Dividend Requirement on such payment date. A sum sufficient for the payment of the First Quarter 2012 Dividends has been set apart for payment on our books through the recording of a liability in accordance with the terms of our charter. While we cannot make any guarantees, we currently expect to be able to meet the Maryland Dividend Requirement on the June 29, 2012 Unpaid Dividends and First Quarter 2012 Dividends payment date. We can provide no assurance that we will not suspend the payment of quarterly dividends on our Preferred Stock in the future. See “—Voting Rights.”

General

The holders of the Preferred Stock have no preemptive rights with respect to any of our stock or any securities convertible into or carrying rights or options to purchase any such stock. The Preferred Stock is not subject to any sinking fund or other obligation of us to redeem or retire the Preferred Stock. Unless otherwise redeemed by us, the Preferred Stock have a perpetual term with no maturity. Holders of the Preferred Stock are not entitled to statutory appraisal rights.

The transfer agent, registrant and dividend disbursing agent for the Preferred Stock is Computershare Shareowner Services LLC.

Ranking

Each series of our Preferred Stock ranks (i) senior to our common stock and any other junior shares that we may issue in the future; (ii) on parity with the other series of the Preferred Stock and any shares of parity stock that we may issue in the future; (iii) junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to such Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Preferred Stock and all other similarly situated series of parity preferred stock, voting together); and (iv) junior to all our indebtedness.

Dividends

Holders of the Series A Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.50% per annum of the $25.00 per share liquidation preference, equivalent to $2.125 per annum per share. Holders of the Series B Preferred Stock and the Series C Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.25% per annum of the $25.00 per share liquidation preference, equivalent to $2.0625 per annum per share. However, if, following a “change of control” (as defined below), the Series B Preferred Stock and/or Series C Preferred Stock are/is not listed on the NYSE or the American Stock Exchange or quoted on NASDAQ, holders of such Series B Preferred Stock and/or Series C Preferred Stock, as applicable, will be entitled to receive, when and as authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends from, but excluding, the first date on which both the change of control has occurred and such Series B Preferred Stock and/or Series C Preferred Stock are/is not so listed or quoted at the increased rate of 9.25% per annum of the $25.00 liquidation preference, equivalent to $2.3125 per annum per share for as long as the Series B Preferred Stock and/or Series C Preferred Stock are/is not so listed or quoted.

Dividends on the Preferred Stock accrue and are cumulative from the date of original issue and are payable quarterly in arrears on or about the last calendar day of each March, June, September and December. Dividends payable on the shares of Preferred Stock for any partial dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are paid to holders of record as they appear in our stock records at the close of business on the applicable record date, which, for the Series B Preferred Stock and Series C Preferred Stock, is the last day of the calendar month that immediately precedes the calendar month in which the applicable dividend payment date falls, or such other date as designated by our board of directors or an officer of our company duly authorized by our board of directors for the payment of dividends that is not more than 30 days nor less than 10 days prior to the dividend payment date, and for the Series A Preferred Stock, is the date fixed by our board of directors that is not more than 50 days nor less than 10 days prior to the dividend payment date.

We will not declare or pay or set aside for payment any dividend on the shares of Preferred Stock if the terms of any of our agreements, including agreements relating to our indebtedness for borrowed money, prohibit that declaration, payment or setting aside of funds or provide that the declaration, payment or setting aside of funds is a breach of or a default under that agreement, or if the declaration, payment or setting aside of funds is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the shares of Preferred Stock accrue regardless of whether there are funds legally available for the payment of such dividends. In addition, the terms of the Series B Preferred Stock and the Series C Preferred Stock specifically provide that dividends on these shares accrue regardless of whether (i) such dividends are authorized by our board of directors, (ii) we have earnings or (iii) our agreements, including our credit facilities, at any time, prohibit the current payment of dividends. Accrued but unpaid distributions on the shares of the Preferred Stock will not bear interest, and holders of the shares of Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions as described above. Any dividend payment made on shares of the Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to the applicable shares of the Preferred Stock which remains payable.

We will not declare or pay any dividends, or set aside any funds for the payment of dividends, on shares of common stock or other shares that rank junior to the shares of Preferred Stock, or redeem, purchase or otherwise acquire shares of common stock or other junior or parity shares, unless we also have declared and either paid or set aside for payment the full cumulative dividends on the shares of Preferred Stock and, so long as the Series A Preferred Stock is outstanding, all shares that rank on parity with the shares of Preferred Stock for all past dividend periods and the current dividend period, except by conversion into or exchange for common stock or other classes or series of our stock ranking junior to the Preferred Stock as to dividends and upon liquidation.

If we do not declare and either pay or set aside for payment the full cumulative dividends on the shares of Preferred Stock and all shares that rank on parity with the shares of Preferred Stock, the amount which we have declared will be allocated pro rata to the shares of Preferred Stock and to each parity series of shares so that the amount declared for each share of Preferred Stock and for each share of each parity series is proportionate to the accrued and unpaid distributions on those shares.

If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Code), any portion of the dividends (as determined for U.S. federal income tax purposes) paid or made available for the year to holders of all classes of shares, then the portion of such designated amount that shall be allocable to the holders of shares of the Series A Preferred Stock shall be the amount of the total dividends (as determined for U.S. federal income tax purposes) paid or made available to the holders of shares of Series A Preferred Stock for the year bears to the total dividends paid or made available for the year to holders of shares of all classes of our stock.

A “change of control” (as applicable to the Series B Preferred Stock and the Series C Preferred Stock) will be deemed to have occurred at such time as (i) the date a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the total voting stock of our company; (ii) the date we sell, transfer or otherwise dispose of all or substantially all of our assets; or (iii) the date of the consummation of a merger or share exchange of our company with another entity where our stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of our board of directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange. “Voting stock” means stock of any class or kind having the power to vote generally for the election of directors.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any dividend or payment shall be made to the holders of any common stock or any other class or series of our stock ranking junior to the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of us, the holders of Preferred Stock shall be entitled to receive out of our assets legally available for distribution to stockholders, liquidating dividends in the amount of the liquidation preference, or $25.00 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon. After payment of the full amount of the liquidating dividends to which they are entitled, the holders of Preferred Stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating dividends on all outstanding Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our stock ranking on parity with the Preferred Stock in the distribution of assets, then the holders of the Preferred Stock and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating dividends to which they would otherwise be respectively entitled. For such purposes, the consolidation or merger of us with or into any other entity, or the sale, lease or conveyance of all or substantially all of our property or business, or a statutory share exchange will not constitute a voluntary or involuntary liquidation, dissolution or winding up of us.

Redemption

Redemption—General

The Preferred Stock is currently redeemable. Currently, we, at our option upon not less than 30 nor more than 60 days’ written notice, may redeem the applicable series of Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest. If fewer than all of the outstanding shares of the applicable series of Preferred Stock are being redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares), by lot or by any other method determined by us to be equitable.

Unless full cumulative dividends on all of the Preferred Stock and all stock ranking on parity with the Preferred Stock with respect to the payment of dividends and amounts upon liquidation, dissolution and winding up (referred to as parity shares) shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, neither the Preferred Stock nor shares of parity stock shall be redeemed unless all of the outstanding Preferred Stock and shares of parity stock are simultaneously redeemed. Furthermore, unless full cumulative dividends on all of the outstanding Preferred Stock and shares of parity stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and, so long as the Series A Preferred Stock is outstanding, the then current dividend period, we may not purchase or otherwise acquire directly or indirectly any of the Preferred Stock or shares of parity stock (except by conversion into or exchange for our stock ranking junior to the Preferred Stock and shares of parity stock as to dividends and upon liquidation).

The Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, the Preferred Stock may also be subject to redemption as described in the section “Description of our Stock—General—Restrictions on Ownership and Transfer” contained in this prospectus. Any such redemption would apply only to shares held, directly or indirectly, by those stockholders with concentrated share ownership that would violate the ownership limit described above under “Description of our Stock—General—Restrictions on Ownership and Transfer.” In addition, the number of shares subject to such a redemption would be limited to that number of concentrated shares sufficient in the opinion of our board of directors to maintain or bring the ownership of shares into conformity with the ownership limit provision. See “Description of our Stock—General—Restrictions on Ownership and Transfer” contained in this prospectus.

Special Optional Redemption for the Series B and Series C Preferred Stock

If at any time following a “change of control” (as defined under “—Dividends”), the Series B and Series C Preferred Stock is not listed on the NYSE or the American Stock Exchange or quoted on NASDAQ, we will have the option to redeem the Series B and Series C Preferred Stock in whole but not in part, within 90 days after the first date on which both the change of control has occurred and the Series B and Series C Preferred Stock is not so listed or quoted, for cash at $25.00 per share plus accrued and unpaid dividends (whether or not declared), to the redemption date.

From and after the redemption date (unless we default in payment of the redemption price), all dividends will cease to accumulate on the Series B and Series C Preferred Stock, such shares shall no longer be deemed to be outstanding and all of rights of the holder of such shares will terminate with respect to such shares, except the right to receive the redemption price and all accrued and unpaid dividends up to the redemption date.

Voting Rights

Except as indicated below, the holders of the Preferred Stock have no voting rights.

If and when six quarterly dividends (whether or not consecutive) payable on the Preferred Stock or any shares of parity stock are in arrears (which, for any quarterly dividend, means that such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the board of directors will be increased by two, and the holders of the Preferred Stock, voting together as a class with the holders of any other series of parity stock (any such other series, being “voting preferred stock”), will have the right to elect two additional directors to serve on our board of directors at any annual meeting of stockholders, or special meeting held in place thereof, or a special meeting of the holders of the Preferred Stock and such voting preferred stock called at the request of any holder of record of the Preferred Stock or by a holder of such voting preferred stock having such rights and at each subsequent annual meeting of stockholders until all such dividends and all dividends for the current quarterly period on the Preferred Stock and such other voting preferred stock have been paid or declared and paid or set aside for payment. The term of office of all directors so elected will terminate with the termination of such voting rights and the number of the board of directors shall be reduced accordingly. In February 2009, our board of directors elected to suspend the quarterly dividend beginning with the first quarter of 2009 to holders of the Preferred Stock. As of December 31, 2011, we did not pay quarterly dividends for twelve quarters. There have been no new directors added to the board pursuant to this right.

In the fourth quarter of 2011, our board of directors authorized, and we declared, the payment of accrued and unpaid dividends through September 30, 2011, and dividends for the quarter ended December 31, 2011 (collectively, the “Unpaid Dividends”), and a sum sufficient for the payment of the Unpaid Dividends has been set apart for payment on our books through the recording of a liability in accordance with the terms of our charter; however, the Unpaid Dividends are not payable until June 29, 2012, are payable to holders of record as of the close of business on June 15, 2012 and are contingent upon our ability to meet, on the June 29, 2012 Unpaid Dividends payment date, the Maryland Dividend Requirement. In addition, in February 2012, our board of directors authorized, and we declared, the payment of the First Quarter 2012 Dividends, payable on June 29, 2012, to holders of record as of the close of business on June 15, 2012, contingent upon our ability to meet the Maryland Dividend Requirement on such payment date. A sum sufficient for the payment of the First Quarter 2012 Dividends has been set apart for payment on our books through the recording of a liability in accordance with the terms of our charter. While we cannot make any guarantees, we currently expect to be able to meet the Maryland Dividend Requirement on the June 29, 2012 Unpaid Dividends and First Quarter 2012 Dividends payment date. We can provide no assurance that we will not suspend the payment of quarterly dividends on our Preferred Stock in the future.

The affirmative vote of two-thirds of the votes entitled to be cast by holders of the Preferred Stock and all other series of voting preferred stock similarly affected, voting as a single class, is required in order to (i) amend our charter to affect materially and adversely the voting powers, rights or preferences of the holders of the Preferred Stock or the voting preferred stock, (ii) enter into a share exchange that affects the Preferred Stock, consolidate with or merge into another entity or permit another entity to consolidate with or merge into us, unless in each such case each share of the Preferred Stock remains outstanding without a material and adverse change to its terms and rights or is converted into or exchanged for preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications and terms or conditions of redemption thereof identical to that of such share of the Preferred Stock (except for changes that do not materially and adversely affect the Preferred Stock) or (iii) authorize, create or increase the authorized amount of any class of stock having rights senior to the Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up. However, we may create additional classes of parity shares and shares ranking junior to the Preferred Stock as to dividends or upon liquidation (each, referred to as “junior shares”), increase the authorized number of shares of the Preferred Stock, parity shares and junior shares and issue additional shares of the Preferred Stock, series of parity shares and junior shares without the consent of any holder of the Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, provision has been made for the redemption of all outstanding shares of Preferred Stock.

Except as provided above, the holders of the Preferred Stock are not entitled to vote on any merger or consolidation involving us or a sale of all or substantially all of our assets or any amendment to our charter.

Conversion

The Preferred Stock is not convertible into or exchangeable for any of our other property or securities.

Certain Provisions of Maryland Law and of Our Charter and Bylaws

Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot amend its charter, unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of amendments by a lesser percentage of the shares entitled to vote on the matter, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides, except with respect to amendments to the provisions of our charter regarding restrictions on the transfer and ownership of our stock and certain provisions relating to our board of directors, or the vote required to amend such provisions, for approval of amendments to our charter by a majority of the votes entitled to be cast on the matter. The board of directors has the exclusive power to adopt, alter or repeal any provision of the bylaws and to make new bylaws.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders are to be held at a date and time as determined by our board. Special meetings of stockholders may be called only by our board of directors, our Chairman, our President or our Chief Executive Officer and (other than a meeting called by a holder of Preferred Stock to elect two directors after a dividend arrearage) must be called by our Secretary upon the written request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting. Only matters set forth in the notice of a special meeting may be considered and acted upon at such a meeting. Maryland law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is given in writing or by electronic transmission by each stockholder entitled to vote on the matter.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving notice and at the time of the meeting who is entitled to vote at the meeting in the election of directors or such other business and who has complied with the advance notice procedures of, and provided the information required by, our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting of stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving notice and at the time of the meeting who is entitled to vote at the meeting and who has complied with the advance notice provisions of, and provided the information required by, our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board or to approve its own proposal.

Board of Directors

Our board of directors consists of nine directors and may be increased or decreased by our board to a number of directors not less than the minimum number required by the MGCL, which is one, nor more than 15. Directors are elected by a plurality of the votes cast at each annual meeting of stockholders to serve until the next annual meeting and until their successors are elected and qualify. Except as otherwise provided by the board in fixing the terms of any class or series of stock, any vacancy, including any vacancy created by an increase in the number of directors, may be filled by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum. See “—Preferred Stock—Rights of Holders of the Preferred Stock—Voting Rights” above.

Removal of Directors

Our charter provides that a director may generally be removed, with or without cause, upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. Absent removal of all of our directors, this provision, when coupled with the provision in our charter and bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors, except upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Extraordinary Transactions

Under Maryland law, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage of the shares entitled to vote on the matter, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by a majority of the votes entitled to be cast. Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Maryland law also does not require approval of the stockholders of a parent corporation to merge or sell all or substantially all of the assets of a subsidiary entity. Because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that a subsidiary may be able to merge or sell all or substantially all of its assets without a vote of the corporation’s stockholders.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of our stock; or

•

an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

A person is not an interested stockholder if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then outstanding shares of voting stock; and

•

two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has not granted any current exemptions to these provisions.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With certain exceptions, the MGCL provides that holders of “control shares” of a Maryland corporation acquired in a control share acquisition have no voting rights with respect to such shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring person, by our officers or by our employees who are also our directors. Control shares are voting shares which, if aggregated with all other shares owned or voted by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means, subject to certain exceptions, the acquisition by any person of ownership or voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares in question. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the stockholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror may then cast a majority of the votes entitled to be cast, then all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting any and all acquisitions of our stock from the control share provisions of Maryland law. Nothing prevents our board from amending or repealing this provision in the future, except with respect to certain former stockholders, who will not be subject to the operation of the control share provision of the MGCL without their prior consent in the event that our board amends or repeals this provision in the future.

Maryland Unsolicited Takeovers Act

The MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the full remainder of the term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws, we already (a) require a two-thirds vote for the removal of any director from our board, (b) vest in our board the exclusive power to fix the number of directorships and (c) require, unless called by our Chairman, our President, our Chief Executive Officer, or our board, the request of holders of a majority of outstanding shares to call a special meeting. We have also elected to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board.

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty which is established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate the Company to indemnify any present or former director or officer of the Company or any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer of the Company or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Company, with the approval of the board of directors, to indemnify and advance expenses to any individual who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

Maryland law requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

REIT Status

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election if it determines that it is no longer in our best interest to continue to qualify as a REIT. If our board of directors so determines, or determines that compliance with such restrictions is no longer required in order for us to qualify as a REIT, the restrictions in the section above entitled “Description of our Stock—General—Restrictions on Ownership and Transfer” will no longer apply.

DESCRIPTION OF DEPOSITARY SHARES

The following description contains general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the depositary shares so offered will be described in the prospectus supplement relating to such securities. For more information, please refer to the provisions of the deposit agreement we will enter into with a depositary to be selected, and our charter, including the form of articles supplementary for the applicable series of preferred stock.

General

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent beneficial ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among the Company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days prior written notice to the applicable depositary if (i) such termination is necessary to preserve our qualification as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our qualification as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of the Company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each share of the related preferred stock shall have been converted into stock of the Company not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from us that are received by the depositary as the holder of preferred stock.

Neither the depositary nor the Company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The Company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and the Company, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from the Company.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

U.S. Federal Income Tax Consequences

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred stock. In addition, (i) no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock to an exchanging owner of depositary shares, (ii) the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor, and (iii) the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF DEBT SECURITIES

The following description contains general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. For more information, please refer to the senior indenture we will enter into with a trustee to be selected, relating to the issuance of the senior notes, and the subordinated indenture we will enter into with a trustee to be selected, relating to issuance of the subordinated notes. Forms of these documents are filed as exhibits to the registration statement, which includes this prospectus.

As used in this prospectus, the term indentures refers to both the senior indenture and the subordinated indenture. The indentures will be qualified under and governed by the Trust Indenture Act. As used in this prospectus, the term trustee refers to either the senior trustee or the subordinated trustee, as applicable.

The following are summaries of material provisions anticipated to be included in the senior indenture and the subordinated indenture. As summaries, they do not purport to be complete or restate the indentures in their entirety and are subject to, and qualified in their entirety by reference to, all provisions of the indentures and the debt securities. We urge you to read the indentures applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of the debt securities. Except as otherwise indicated, the terms of the senior indenture and the subordinated indenture are identical.

General

Each prospectus supplement will describe the following terms relating to a series of notes:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not such series of notes will be issued in global form, the terms and who the depository will be;

•	the maturity date(s);

•

the annual interest rate(s), which may be fixed or variable, or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record dates for interest payment dates or the method for determining such date(s);

•	the place(s) where payments shall be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price(s) at which, such series of notes may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

•

the date(s), if any, on which, and the price(s) at which we are obligated, pursuant to any sinking fund, mandatory redemption or otherwise, to redeem, or at the holder’s option to purchase, such series of notes and other related terms and provisions;

•	the denominations in which such series of notes will be issued, if in other than denominations of $1,000 and any integral multiple thereof;

•	any mandatory or optional sinking fund or similar provisions;

•	the currency or currency units of payment of the principal of, premium, if any, and interest on the notes;

•	the terms pursuant to which such notes are subject to defeasance;

•	the terms and conditions, if any, pursuant to which such notes are secured; and

•	any other terms, which terms shall not be inconsistent with the indentures.

The notes may be issued as original issue discount securities. An original issue discount security is a note, including any zero-coupon note, which:

•	is issued at a price lower than the amount payable upon its stated maturity and

•	provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

U.S. federal income tax consequences applicable to notes sold at an original issue discount will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other consequences applicable to any notes which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Under the indentures, we will have the ability, in addition to the ability to issue notes with terms different from those of notes previously issued, without the consent of the holders, to reopen a previous issue of a series of notes and issue additional notes of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us.

Conversion or Exchange Rights

The terms, if any, on which a series of notes may be convertible into or exchangeable for our common stock, preferred stock or other securities will be described in the prospectus supplement relating to that series of notes. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock, preferred stock or other securities to be received by the holders of the series of notes would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant which restricts our ability to consolidate with or merge into any other person or company, in either case where the Company is not the survivor of such transaction, or sell or convey all or substantially all of its property to any other person. However, any successor or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person or company with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of notes issued:

•	failure to pay the principal, or premium, if any, when due;

•	failure to pay interest when due and such failure continues for 90 days and the time for payment has not been extended or deferred;

•

failure to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and such failure continues for 90 days after we receive written notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of that series;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default described in the applicable prospectus supplement.

If an event of default with respect to notes of any series occurs and is continuing, other than an event of default specified in the fourth bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice in writing to us, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. The trustee may withhold notice to the holders of notes of any default or event of default, except a default or event of default relating to the payment of principal or interest, if it determines that withholding such notice is in the holders’ interest.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to such series and its consequences, except a continuing default or events of default in the payment of principal, premium, if any, or interest on the notes of such series.

Any such waiver shall cure such default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

•	it is not in conflict with any law or the applicable indenture;

•	the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute such proceedings as trustee; and

•

the trustee does not institute such proceeding, and does not receive from the holders of a majority in the aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after such notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

We will periodically file statements with the trustee regarding our compliance with certain of the covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

•	to fix any ambiguity, defect or inconsistency in such indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of notes of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we can make the following changes only with the consent of each holder of any outstanding notes affected:

•	extending the fixed maturity of such series of notes;

•	changing any of our obligations to pay additional amounts;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any such notes;

•	reducing the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof;

•	changing currency in which any note or any premium or interest is payable;

•	impairing the right to enforce any payment on or with respect to any note;

•	adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such note, if applicable;

•	in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated notes;

•	if the notes are secured, changing the terms and conditions pursuant to which the notes are secured in a manner adverse to the holders of the secured notes;

•

reducing the percentage in principal amount of outstanding notes of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or notes or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

•	reducing the requirements contained in the applicable indenture for quorum or voting;

•	changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or

•	modifying any of the above provisions.

Form, Exchange and Transfer

The notes of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that notes of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to such series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes of any series will be exchangeable for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes may be presented for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed, duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. Unless otherwise provided in the notes to be transferred or exchanged, we will not require a service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

The security registrar and any transfer agent initially designated by us for any notes will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If the notes of any series are to be redeemed, we will not be required to:

•

issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such notes that may be selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any such notes being redeemed in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically described in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any notes on any interest payment date will be made to the person in whose name such notes or one or more predecessor securities are registered at the close of business on the regular record date for such interest.

Principal of and any premium and interest on the notes of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the trustee in Wilmington, Delaware will be designated as our sole paying agent for payments with respect to notes of each series. Any other paying agents initially designated by us for the notes of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the notes of a particular series.

All moneys paid by us to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the security may then look only to us for payment.

Governing Law

The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York except to the extent that the Trust Indenture Act shall be applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt or equity securities described in this prospectus. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the agreement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of our warrants.

A prospectus supplement relating to any series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any listing of warrants on any securities exchange;

•	if appropriate, a discussion of U.S. federal income tax consequences; and

•	any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.

We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the amount of our equity or debt securities that may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, debt securities, warrants, subscription rights or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•

the terms of the units and of any of the common stock, preferred stock, debt securities, depositary shares, warrants or subscription rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The following is a general description of the terms of the trust preferred securities we may issue from time to time. Particular terms of any trust preferred securities we offer will be described in the prospectus supplement relating to such trust preferred securities.

Each of the Trusts was formed pursuant to the execution of a declaration of trust and the filing of a certificate of trust of such trust with the Delaware Secretary of State. The declaration of trust of each Trust will be amended and restated prior to the issuance by such trust of the trust preferred securities to include the terms referenced in this prospectus and in the applicable prospectus supplement. The original declaration of trust of each Trust and the form of the amended and restated declaration of trust of each Trust are filed as exhibits to the registration statement of which this prospectus forms a part.

Each of the Trusts may issue only one series of trust preferred securities. The declaration of trust for each Trust will be qualified as an indenture under the Trust Indenture Act. The trust preferred securities will have the terms, including distributions, redemption, voting, liquidation and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the declaration or made part of the declaration by the Trust Indenture Act, and which will mirror the terms of the subordinated debt securities held by the Trust and described in the applicable prospectus supplement. The following summary does not purport to be complete and is subject in all respects to the provisions of the applicable declaration and the Trust Indenture Act.

Reference is made to the prospectus supplement relating to the preferred securities of any Trust for specific terms, including:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by the Trust;

•

the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the Trust and the date or dates upon which distributions are payable; provided, however, that distributions on the trust preferred securities are payable on a quarterly basis to holders of the trust preferred securities as of a record date in each quarter during which the trust preferred securities are outstanding except as provided in the Trust Declaration;

•

whether distributions on trust preferred securities issued by the Trust are cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates from which distributions will be cumulative;

•	the amount which shall be paid out of the assets of the Trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the Trust;

•

the obligation or the option, if any, of a Trust to purchase or redeem trust preferred securities and the price or prices at which, the period or periods within which, and the terms upon which, trust preferred securities issued by the Trust may be purchased or redeemed;

•

the voting rights, if any, of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities, or of trust preferred securities issued by one or more Trusts, or of both, as a condition to specified action or amendments to the declaration of the trust;

•	the terms and conditions, if any, upon which the subordinated debt securities may be distributed to holders of trust preferred securities;

•

whether the trust preferred securities will be convertible or exchangeable into other securities, and, if so, the terms and conditions upon which the conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

•	if applicable, any securities exchange upon which the trust preferred securities shall be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the trust not inconsistent with its declaration or with applicable law.

We will guarantee all trust preferred securities offered hereby to the extent set forth below under “Description of the Trust Preferred Securities Guarantees.” Certain U.S. federal income tax considerations applicable to any offering of trust preferred securities will be described in the applicable prospectus supplement.

In connection with the issuance of trust preferred securities, each Trust will issue one series of common securities having the terms including distributions, redemption, voting and liquidation rights or such restrictions as shall be set forth in its declaration. The terms of the common securities will be substantially identical to the terms of the trust preferred securities issued by the Trust and the common securities will rank equal with, and payments will be made thereon pro rata with, the trust preferred securities except that, upon an event of default under the declaration, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities will carry the right to vote to appoint, remove or replace any of the trustees of a Trust. Directly or indirectly, we will own all of the common securities of each Trust.

Distributions

Distributions on the trust preferred securities will be made on the dates payable to the extent that the applicable Trust has funds legally available for the payment of distributions in the Trust’s property account. The Trust’s funds available for distribution to the holders of the trust preferred securities will be limited to payments received from us on the subordinated debt securities issued to the Trust in connection with the issuance of the trust preferred securities. We will guarantee the payment of distributions out of monies held by the Trust to the extent set forth under “Description of the Trust Preferred Securities Guarantees” below.

Deferral of Distributions

With respect to any subordinated debt securities issued to a Trust, we will have the right under the terms of the subordinated debt securities to defer payments of interest on the subordinated debt securities by extending the interest payment period from time to time on the subordinated debt securities. As a consequence of our extension of the interest payment period on subordinated debt securities held by a Trust, distributions on the trust preferred securities would be deferred during any such extended interest payment period. The Trust will give the holders of the trust preferred securities notice of an extension period upon their receipt of notice from us. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the trust preferred securities as they appear on the books and records of the Trust on the record date next following the termination of the deferral period. The terms of any subordinated debt securities issued to a Trust, including the right to defer payments of interest, will be described in the applicable prospectus supplement.

Distribution of Subordinated Debt Securities

We will have the right at any time to dissolve a Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, to cause the distribution of subordinated debt securities issued to the Trust to the holders of the trust preferred securities in exchange for the trust preferred securities. The right to dissolve the trust and distribute the subordinated debt securities will be conditioned on our receipt of an opinion rendered by tax counsel that the distribution would not be taxable for U.S. federal income tax purposes to the holders.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If, upon the occurrence of an event of default with respect to the subordinated debt securities issued to a Trust (a “Note Event of Default”) the trustee under the indenture relating to the subordinated debt securities (the “Note Trustee”) or the holders on not less than 25% in principal amount of the outstanding subordinated debt securities fail to declare the principal of all the subordinated debt securities to be immediately due and payable, the property trustee under the applicable Trust or the holders of at least 25% in liquidation amount of the trust preferred securities shall have the right to declare the principal of all subordinated debt securities to be due and payable. Any declaration of acceleration with respect to the subordinated debt securities may be rescinded under certain conditions, including the condition that we have paid all amounts due (other than as a result of the acceleration of the principal amount of the notes) under the subordinated debt securities.

In addition, the holders of a majority in liquidation amount of the trust preferred securities of such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any Trust or power conferred upon the property trustee to exercise the remedies available to it as a holder of the subordinated debt securities. To the fullest extent permitted by law, a holder of trust preferred securities of such Trust may institute a legal proceeding directly against us to enforce such holder’s right to payment as provided in the applicable declaration of trust and subordinated debt securities held by the applicable Trust without first instituting any legal proceeding against the property trustee or any other person or entity.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

Set forth below is a summary of information concerning the preferred securities guarantees that we will execute and deliver for the benefit of the holders of trust preferred securities. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The preferred guarantee trustee will hold each guarantee for the benefit of the holders of the trust preferred securities to which it relates. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of preferred securities guarantee which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act.

General

Pursuant to each preferred securities guarantee, we will agree to pay in full, to the holders of the trust preferred securities issued by a Trust, the guarantee payments, except to the extent paid by the Trust, as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments, without duplication, with respect to trust preferred securities, to the extent not paid by the Trust, will be subject to the preferred securities guarantee:

•

any accumulated and unpaid distributions which are required to be paid on the trust preferred securities, to the extent the Trust shall have funds legally and immediately available for those distributions;

•

the redemption price set forth in the applicable prospectus supplement to the extent the Trust has funds legally and immediately available therefor with respect to any trust preferred securities called for redemption by the Trust; and

•

upon a voluntary or involuntary dissolution, winding-up, liquidation or termination of the Trust, other than in connection with the distribution of subordinated debt securities to the holders of trust preferred securities, the lesser of (x) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the trust preferred securities to the date of payment, to the extent the Trust has funds legally and immediately available and (y) the amount of assets of the Trust remaining available for distribution to holders of the trust preferred securities in liquidation of the Trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of trust preferred securities or by causing the applicable Trust to pay the amounts to the holders.

Each preferred securities guarantee will not apply to any payment of distributions on the trust preferred securities except to the extent the Trust shall have funds available therefor. If we do not make interest payments on the subordinated debt securities purchased by a Trust, the Trust will not pay distributions on the trust preferred securities issued by the Trust and will not have funds available therefor. The preferred securities guarantee, when taken together with our obligations under the subordinated debt securities, the indenture and the declaration, including our obligations to pay costs, expenses, debts and liabilities of the Trust other than with respect to the trust securities, will provide a full and unconditional guarantee on a subordinated basis by us of payments due on the trust preferred securities.

Certain Covenants of Strategic Hotels & Resorts, Inc.

In each preferred securities guarantee, we will covenant that, so long as any trust preferred securities issued by the applicable Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the preferred securities guarantee or the declaration of the trust, then, unless otherwise set forth in an applicable prospectus supplement, we shall not:

•	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our stock;

•

make any payment of principal, interest, or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) that rank in all respects pari passu with or junior to the trust preferred securities; or

•	make any guarantee payments that rank in all respects pari passu with or junior to our guarantee of the trust preferred securities.

However, in such circumstances we may:

•

declare and pay any dividends in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid; or

•	purchase fractional interests in shares of our stock pursuant to the conversion or exchange provisions of the stock or the security being converted or exchanged.

Modification of the Preferred Securities Guarantees; Assignment

Each preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities issued by the applicable Trust except with respect to any changes which do not adversely affect in any material respect the rights of holders of trust preferred securities, in which case no vote will be required. All guarantees and agreements contained in a preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities of the applicable Trust then outstanding.

Termination

Each preferred securities guarantee will terminate as to the trust preferred securities issued by the applicable trust upon:

•	full payment of the redemption price of all trust preferred securities of the Trust;

•	distribution of the subordinated debt securities held by the Trust to the holders of the trust preferred securities of the Trust in exchange for all of the trust preferred securities; or

•	full payment of the amounts payable in accordance with the declaration of the trust upon liquidation of the Trust.

Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable Trust must restore payment of any sums paid under the trust preferred securities or the preferred securities guarantee.

Events of Default

An event of default under a preferred securities guarantee will occur upon (i) our failure to perform any of our payment obligations under the preferred securities guarantee or (ii) our default in any other obligation under the preferred securities guarantee that remains unremedied for 30 days.

The holders of a majority in liquidation amount of the trust preferred securities relating to such preferred securities guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred guarantee trustee in respect of the guarantee or to direct the exercise of any Trust or power conferred upon the preferred guarantee trustee under such trust preferred securities. Any holder of trust preferred securities relating to such guarantee may institute a legal proceeding directly against us to enforce the preferred guarantee trustee’s rights under such guarantee, without first instituting a legal proceeding against the relevant subsidiary trust, the guarantee trustee or any other person or entity. Notwithstanding the preceding discussion, if we fail to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against us for enforcement of the preferred securities guarantee for such payment. We waive any right or remedy to require that any action be brought first against such Trust or any other person or entity before proceeding directly against us.

Status of the Preferred Securities Guarantees

Unless otherwise indicated in an applicable prospectus supplement, the preferred securities guarantees will constitute unsecured obligations of Strategic Hotels & Resorts, Inc. and will rank:

•

subordinate and junior in right of payment and upon liquidation to all Senior and Subordinated Debt (as defined in junior subordinated indenture (the “Junior Subordinated Indenture”) pursuant to which the subordinated debt securities are issued) of Strategic Hotels & Resorts, Inc.; and

•	pari passu with our obligations under:

•

any similar preferred security guarantee agreements issued by us on behalf of the holders of preferred or capital securities issued by any statutory trust, the assets of which consist of debt securities that are pari passu with the subordinated debt securities issued to a Trust;

•	the subordinated debt securities and the Junior Subordinated Indenture; and

•

any other security, guarantee or other agreement or obligation that is expressly stated to rank pari passu with our guarantee of the trust preferred securities or with any obligation that ranks pari passu with our obligations to guarantee the trust preferred securities.

The terms of the trust preferred securities provide that each holder agrees to the subordination provisions and other terms of the preferred securities guarantee.

The preferred securities guarantees will constitute a guarantee of payment and not of collection; that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Preferred Guarantee Trustee

The preferred guarantee trustee, before the occurrence of a default with respect to a preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in such preferred securities guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The preferred guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred.

Governing Law

The preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations associated with our decision to elect to be taxed as a REIT and with the ownership of our common stock. The following discussion is not exhaustive of all possible tax considerations that may be relevant to the REIT election or with the ownership of our common stock. Moreover, the discussion contained herein does not address all aspects of taxation that may be relevant to you in light of your personal tax circumstances, including, for example, certain types of stockholders subject to special treatment under federal income tax laws, including insurance companies, tax-exempt organizations, except to the extent discussed under the caption “—Taxation of Taxable U.S. Stockholders—Taxation of Tax-Exempt Stockholders”; financial institutions, broker-dealers, and foreign corporations and persons who are not citizens or residents of the United States, except to the extent discussed under the caption “—Taxation of Non-U.S. Stockholders.”

The statements in this discussion are based upon, and qualified in their entirety by, current provisions of the Internal Revenue Code, existing, temporary, and currently-proposed, Treasury Regulations promulgated under the Internal Revenue Code, existing administrative rulings and practices of the Internal Revenue Service and judicial decisions. We cannot give you any assurances that future legislative, administrative or judicial actions or decisions, which may be retroactive in effect, will not affect the accuracy of any of the statements contained herein.

You are urged to consult your own tax advisor regarding the specific tax consequences to you of the ownership and sale of stock in an entity electing to be taxed as a real estate investment trust, including the federal, state, local, foreign and other tax consequences of such ownership and sale, as well as potential changes in the applicable tax laws. This summary is based on the facts and applicable law as of the date hereof.

General

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, or the Code, commencing with our taxable year ended December 31, 2004. We believe we were organized and have operated in a manner that allows us to qualify and remain qualified for taxation as a REIT under the Code. We intend to continue to operate in this manner. However, our continued qualification and taxation as a REIT depends on our ability to continue to meet, including through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which will not be reviewed by counsel. No assurances can be given that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See “—Requirements for Qualification as a REIT—Income Tests—Failure to Qualify.”

The sections of the Code that relate to the qualification and operation as a REIT are highly technical and complex. The following describes the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT. Paul Hastings LLP has rendered an opinion to us, dated as of the date hereof, to the effect that, commencing with our taxable year ended December 31, 2004, we have qualified to be taxed as a REIT and that our current and proposed methods of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. Paul Hastings LLP’s opinion is filed as an exhibit to this registration statement. Paul Hastings LLP will have no obligation to update its opinion subsequent to the date of the opinion.

It must be emphasized that an opinion of counsel is expressed as of the date given, is based on various assumptions, representations and covenants relating to our organization and operation, and is conditioned on representations and covenants made by our management regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, neither Paul Hastings LLP nor we can assure you we will so qualify for any particular year. Paul Hastings LLP will have no obligation to advise us or the holders of our securities of any subsequent change in the matters stated, represented or assumed in Paul Hastings LLP’s opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and the IRS could challenge the conclusions in those opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels and diversity of stock ownership, various qualification requirements imposed on REITs by the Code. Compliance with these requirements has not been and will not be reviewed by Paul Hastings LLP, although our status as a REIT at the date of Paul Hastings LLP’s opinion depends, in part, on our continued compliance with these requirements. Further, some of these requirements depend on the fair market values of assets directly or indirectly owned by us. These values may not be susceptible to a precise determination. Accordingly, neither Paul Hastings LLP nor we can assure you that the actual results of our operations for any particular taxable year will satisfy these requirements. See “—Requirements for Qualification as a REIT—Income Tests—Failure to Qualify.”

Taxation of a REIT

If we qualify for taxation as a REIT, generally we will not be subject to federal or state corporate income taxes on net income currently distributed to stockholders. The benefit of this tax treatment is that it substantially eliminates the “double taxation” resulting from the taxation at both the corporate and stockholder levels that generally results from operating a business through a corporation. Accordingly, income generated by us generally will be subject to taxation solely at the stockholder level upon distribution. We will, however, be required to pay certain federal income taxes, including in the following circumstances:

•

We will be subject to federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which such income is earned.

•	We will be subject to the “alternative minimum tax” on our undistributed items of tax preference.

•

We will be subject to a 100% tax on net income from certain sales or other dispositions of property that we are determined to have held primarily for sale to customers in the ordinary course of business other than foreclosure property (known as “prohibited transactions”).

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, both described below, but nevertheless qualify as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by a fraction intended to reflect our profitability.

•

If we have net income from the sale or other disposition of “foreclosure property,” which is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. In general, foreclosure property is property acquired through foreclosure after a default on a loan secured by the property or on a lease of the property.

•

If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the 10-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (i) the fair market value of the asset over (ii) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. A C corporation generally refers to a corporation required to pay full corporate level tax on its net taxable income. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under existing Treasury Regulations on its tax return for the year in which we acquire an asset from the C corporation.

•

If we fail to distribute during the calendar year at least the sum of (i) 85% of our real estate investment trust ordinary income for such year, (ii) 95% of our real estate investment trust capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will pay a nondeductible 4% excise tax on the excess of such required distribution over the amount actually distributed to stockholders.

•	We may elect to retain and pay income tax on some or all of our long-term capital gain, as described below.

•	We may be subject to a 100% excise tax on transactions with our taxable REIT subsidiaries not conducted on an arm’s-length basis.

•	If we do not comply with certain REIT qualification provisions but discover such noncompliance, we may elect to pay a penalty tax of $50,000 in order to ensure preservation of REIT status.

•

We will generally be subject to tax on the portion of any “excess inclusion” income derived from an investment in residual interests in real estate mortgage investment conduits or certain other securitization vehicles to the extent our stock is held by specified tax exempt organizations not subject to tax on unrelated business taxable income.

Requirements for Qualification as a REIT

Introduction

In order to qualify as a REIT for federal income tax purposes, we must elect to be treated as a REIT and must satisfy certain statutory tests relating to, among other things, sources of our income, the nature of our assets, the amount of our distributions, and the ownership of our stock.

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates of beneficial ownership to its owners;

(3)	that would be taxable as a regular corporation, but for its election to be taxed as a REIT;

(4)	that is not a financial institution or an insurance company under the Internal Revenue Code;

(5)	that is beneficially owned by 100 or more persons;

(6)	in which not more than 50% in value of the outstanding stock is owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include some entities, during the last half of each year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets, and the amount and timing of its distributions.

The Internal Revenue Code provides that conditions (1) to (4) above must be met during the entire year and that condition (5) above must be met during at least 335 days of a year of twelve months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) above do not apply to the first taxable year for which an election is made to be taxed as a REIT.

Our charter provides for restrictions regarding ownership and transfer of our stock. These restrictions are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described above under the caption “Description of our Stock—General—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, our status as a REIT may terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to determine the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we would not be disqualified as a REIT.

In addition, a corporation may not qualify as a REIT unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT for federal income tax purposes. All assets, liabilities and items of income, deduction, and credit of a qualified REIT subsidiary are treated as the assets, liabilities and items of income, deduction and credit of the parent REIT. A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by a REIT and for which no election has been made to treat it as a “taxable REIT subsidiary” as discussed below. Thus, in applying the requirements described in this section, any qualified REIT subsidiary that we may own in the future will be ignored for federal tax purposes and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.

A REIT will be deemed to own its proportionate share (based upon its share of the capital of the partnership) of the assets of a partnership in which it is a partner and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and income of the partnership attributed to a REIT shall retain their same character as in the hands of the partnership for purposes of determining whether the REIT satisfied the income and asset tests described below.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be REIT qualifying income, as described below, if earned directly by the parent REIT. Both the subsidiary and the real estate investment trust must jointly elect to treat the subsidiary as a taxable REIT subsidiary. Overall, not more than 25% of the value of the REIT’s assets at the close of each quarter may consist of securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary will pay tax at regular corporate rates on any net taxable income that it earns. There is a 100% excise tax imposed on transactions involving a taxable REIT subsidiary and its parent real estate investment trust that are not conducted on an arm’s-length basis. Our hotel and resort properties are leased to taxable REIT subsidiaries that pay us rent and generally contract with managers to run such hotels and resorts. We believe that the rent and other lease terms with our taxable REIT subsidiaries are at arm’s length.

Our domestic taxable REIT subsidiaries will pay federal and state corporate income tax on their taxable income and their after-tax net income will be available for reinvestment and for distribution to us as their parent.

Income Tests

General

A REIT must satisfy annually two tests regarding the sources of its gross income in order to maintain its real estate investment trust status. First, at least 75% of a REIT’s gross income, excluding gross income from certain “dealer” sales, for each taxable year generally must consist of defined types of income that the REIT derives, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. We refer to this test as the 75% gross income test. Qualifying income for purposes of the 75% gross income test generally includes:

•	interest from debt secured by mortgages on real property or on interests in real property;

•	“rents from real property” (as defined below);

•	dividends or other distributions on, and gain from the sale of, shares in other real estate investment trusts;

•	gain from the sale or other disposition of real property other than property held for sale to customers in the ordinary course of business; and

•

amounts, other than amounts the determination of which depends in whole or in part on the income or profits of any person, received as consideration for entering into agreements to make loans secured by mortgages on real property or on interests in real property or agreements to purchase or lease real property.

Second, at least 95% of the REIT’s gross income, excluding gross income from certain “dealer” sales, for each taxable year generally must consist of income that is qualifying income for purposes of the 75% gross income test, as well as dividends, other types of interest and gain from the sale or disposition of stock or securities. We refer to this test as the 95% gross income test.

For these purposes, the term “interest” generally does not include any interest of which the amount received depends, directly or indirectly, in whole or part, on the income or profits of any person. An amount will generally not be excluded from the term “interest,” however, if such amount is based on a fixed percentage of receipts or sales.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any year, or fail to satisfy other REIT qualification requirements, we may still qualify as a REIT if we are entitled to relief under the Internal Revenue Code. Generally, we may be entitled to relief if:

•	our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect;

•	we pay a penalty of $50,000 with our tax return for the year of the failure to meet the REIT requirements occurred;

•	we attach a schedule of the sources of our income to our federal income tax return; and

•	any incorrect information on the schedule was not due to fraud with the intent to evade tax.

It is not possible to state whether in all circumstances we would be entitled to rely on these relief provisions. If these relief provisions do not apply to a particular set of circumstances, we would not qualify as a REIT. As discussed above under the caption “—Taxation of a REIT”, even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our income that does not meet the gross income tests. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite frequently monitoring our income.

Foreclosure Property

Net income realized by us from foreclosure property would generally be subject to tax at the maximum federal corporate tax rate. Foreclosure property includes real property and related personal property that is acquired by us through foreclosure following a default on indebtedness owed to us that is secured by the property and for which we make an election to treat the property as foreclosure property.

Prohibited Transaction Income

Any gain realized by us on the sale of any property, other than foreclosure property, held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be prohibited transaction income and subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT or may reduce our after-tax profitability. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. While the Code and Treasury Regulations provide standards which, if met, would not result in prohibited transaction income, and those standards have recently been relaxed to some degree, we may not be able to meet these standards in all circumstances.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. To the extent that we enter into hedging transactions to reduce our interest rate risk on indebtedness incurred to acquire or carry real estate assets, and properly designate such hedging transaction under IRS rules, any income or gain from the disposition of hedging transactions should be excluded from gross income for purposes of the 95% gross income test and, with respect to hedging transactions entered into after July 30, 2008, for purposes of the 75% gross income test as well.

Rents from Real Property

Rent that a REIT receives from real property that it owns and leases to tenants will qualify as “rents from real property” if the following conditions are satisfied:

•

First, the rent must not be based, in whole or in part, on the income or profits of any person. An amount will not fail to qualify as rent from real property solely by reason of being based on a fixed percentage, or percentages, of sales and receipts.

•	Second, neither a REIT nor any direct or indirect owner of 10% or more of its stock may own, actually or constructively, 10% or more of the tenant from which the REIT collects the rent.

•

Third, all of the rent received under a lease will not qualify as rents from real property unless the rent attributable to the personal property leased in connection with the real property constitutes no more than 15% of the total rent received under the lease.

•

Finally, a REIT generally must not operate or manage its real property or furnish or render services to its tenants, other than through an “independent contractor” who is adequately compensated and from whom the REIT does not derive revenue. The REIT may provide services directly, however, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered “primarily for the occupant’s convenience.” In addition, the REIT may render, other than through an independent contractor, a de minimis amount of “non-customary” services to the tenants of a property as long as the REIT’s income from such services does not exceed 1% of its gross income from the property.

Although no assurances can be given that either of the income tests will be satisfied in any given year, we anticipate that our operations will allow us to meet each of the 75% gross income test and the 95% gross income test. Such belief is premised in large part on our expectation that substantially all of the amounts received by us will qualify as interest from debt secured by mortgages on real property or on interests in real property.

Asset Tests

A REIT also must satisfy the following four tests relating to the nature of its assets at the close of each quarter of its taxable year.

•

First, at least 75% of the value of a REIT’s total assets must consist of cash or cash items (including receivables), government securities, “real estate assets,” or qualifying temporary investments. We refer to this test as the “75% asset test.”

•

Second, generally no more than 25% of the value of a REIT’s total assets may be represented by securities other than those that are qualifying assets for purposes of the 75% asset test. We refer to this test as the “25% asset test.”

•

Third, of the investments included in the 25% asset test, the value of the securities of any one issuer (other than a taxable REIT subsidiary) that a REIT owns may not exceed 5% of the value of the REIT’s total assets, and a REIT may not own 10% or more of the total combined voting power or 10% or more of the total value of the securities of any issuer (other than a taxable REIT subsidiary).

•

Fourth, while a REIT may own up to 100% of the stock of a corporation that elects to be treated as a taxable REIT subsidiary for federal income tax purposes, at no time may the total value of a REIT’s stock in one or more taxable REIT subsidiaries exceed 25% of the value of the REIT’s gross assets.

We expect that any real property and temporary investments that we acquire, directly or through SH Funding, will generally be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a real estate mortgage investment conduit in which we own an interest consists of “real estate assets.” Mortgage loans, including distressed mortgage loans, construction loans, bridge loans and mezzanine loans also will generally be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property.

We intend to operate so that we will not acquire any assets that would cause us to violate any of the asset tests. If, however, we should fail to satisfy any of the asset tests at the end of a calendar quarter, we would not lose our real estate investment trust status if (i) we satisfied the asset tests at the end of the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets. If we did not satisfy the condition described in clause (ii) of the preceding sentence, we could still avoid disqualification as a real estate investment trust by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

Distribution Requirements

Each taxable year, a REIT must distribute dividends to its stockholders in an amount at least equal to:

•

90% of the REIT’s “real estate investment trust taxable income,” computed without regard to the dividends paid deduction and the REIT’s net capital gain or loss, and 90% of any after tax net income from foreclosure property; minus

•	certain items of noncash income.

A REIT must make such distributions in the taxable year to which they relate, or in the following taxable year if the REIT declares the distribution before it timely files its federal income tax return for such year and pays the distribution on or before the first regular distribution date after such declaration. Further, if a REIT fails to meet the 90% distribution requirement as a result of an adjustment to its tax returns by the Internal Revenue Service, the REIT may, if the deficiency is not due to fraud with intent to evade tax or a willful failure to file a timely tax return, and if certain other conditions are met, retroactively cure the failure by paying a deficiency dividend (plus interest) to its stockholders.

A REIT will be subject to federal income tax on its taxable income, including net capital gain, that it did not distribute to its stockholders. Furthermore, if a REIT fails to distribute during a calendar year, or, in the case of distributions with declaration and record dates falling within the last three months of the calendar year, by the end of the January following such calendar year, at least the sum of:

•	85% of the REIT’s real estate investment trust ordinary income for such year;

•	95% of the REIT’s real estate investment trust capital gain income for such year; and

•	any of the REIT’s undistributed taxable income from prior periods,

the REIT will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amount actually distributed. If the REIT elects to retain and pay income tax on the net capital gain that it receives in a taxable year, the REIT will be deemed to have distributed any such amount for the purposes of the 4% excise tax described in the preceding sentence.

In 2008, the Internal Revenue Service published a Revenue Procedure providing guidelines for a publicly-traded REIT to satisfy its distribution requirements with distributions of its stock. The guidance requires (1) the distribution be made to shareholders with respect to the stock of the REIT, (2) the distribution is declared with respect to a taxable year ending on or before December 31, 2009, (3) each shareholder may elect to receive its entire entitlement in either money or stock of equivalent value subject to the limitation that the amount of cash may be no less than 10% of the aggregate declared distribution, (4) the calculation of the number of shares be made as close as practicable to the payment date and be based on a formula that is designed to equate the number of shares with the amount of money that could be received instead, and (5) with respect to a dividend reinvestment plan, such plan only applies to the extent that in the absence of such plan, the shareholder would have received the distribution in money under clause (3), above. In the event that we make a distribution, we may utilize partial stock distributions complying with IRS guidance in satisfying our REIT distribution requirements.

We intend to make distributions to our holders of common stock in a manner that will allow us to satisfy the distribution requirements described above. It is possible that, from time to time, our pre-distribution taxable income may exceed our cash flow and we may have difficulty satisfying the distribution requirements. We intend to monitor closely the relationship between our pre-distribution taxable income and our cash flow and intend to borrow funds or liquidate assets in order to overcome any cash flow shortfalls if necessary to satisfy the distribution requirements imposed by the Internal Revenue Code. It is possible, although unlikely, that we may decide to terminate our REIT status as a result of any such cash shortfall. Such a termination would have adverse consequences to our stockholders. The consequences are described above under the caption “—Taxation of a REIT.”

Recordkeeping Requirements

A REIT must maintain records of information specified in applicable Treasury Regulations in order to maintain its qualification as a real estate investment trust. In addition, in order to avoid a monetary penalty, a REIT must request, on an annual basis certain information from its stockholders designed to disclose the actual ownership of the REIT’s outstanding stock. We intend to comply with these recordkeeping requirements.

Ownership Requirements

For a REIT to qualify as a real estate investment trust, shares of the REIT must be held by a minimum of 100 persons for at least 335 days in each taxable year after the REIT’s first taxable year. Further, at no time during the second half of any taxable year after the REIT’s first taxable year may more than 50% of the REIT’s shares be owned, actually or constructively, by five or fewer “individuals.” As of the date hereof, we satisfy the requirement that we not be closely held as described in the foregoing sentence. Our common stock is held by well over 100 persons. Our amended and restated charter contains ownership and transfer restrictions designed to prevent violation of these requirements. The provisions of the amended and restated charter restricting the ownership and transfer of our common stock are described in the accompanying prospectus under the caption “Description of our Stock—General—Restrictions on Ownership and Transfer.”

Failure to Qualify

If a REIT fails to qualify as a real estate investment trust in any taxable year, and no relief provisions applied, the REIT would be subject to federal income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. In calculating a REIT’s taxable income in a year in which it did not qualify as a real estate investment trust, the REIT would not be able to deduct amounts paid out to its stockholders. In fact, the REIT would not be required to distribute any amounts to its stockholders in such taxable year. In such event, to the extent of the REIT’s current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Moreover, subject to certain limitations under the Internal Revenue Code, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed as individuals may be eligible for a reduced tax rate on “qualified dividend income” from regular C corporations. Unless the REIT qualified for relief under specific statutory provisions, the REIT would be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which it ceased to qualify as a real estate investment trust. We cannot predict whether, in all circumstances, we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

Taxable U.S. Stockholder

As used herein, the term “Taxable U.S. Stockholder” means a holder of our common stock that, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation, partnership, or other entity created or organized in or under the laws of the United States or any state or political subdivision thereof;

•

an estate, the income of which from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•

any trust with respect to which a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust.

For any taxable year in which we qualify as a REIT, amounts distributed to Taxable U.S. Stockholders will be taxed as follows.

Distributions Generally

Distributions made to our Taxable U.S. Stockholders out of current or accumulated earnings and profits, and not designated as a capital gain dividend, will be taken into account by such stockholder as ordinary income and will not, in the case of a corporate stockholder, be eligible for the dividends received deduction. As a REIT, our dividends generally will not qualify for the maximum reduced rate of federal income taxation of 15% for certain qualified dividends. To the extent that we make a distribution with respect to holders of our common stock that is in excess of our current or accumulated earnings and profits, the distribution will be treated by a Taxable U.S. Stockholder first as a tax-free return of capital, reducing the stockholder’s tax basis in the common stock, and any portion of the distribution in excess of the stockholder’s tax basis in the common stock will then be treated as gain from the sale of such common stock. Dividends declared by us in October, November, or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by stockholders on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year. Taxable U.S. Stockholders may not include on their federal income tax returns any of our tax losses.

Capital Gain Dividends

Dividends to Taxable U.S. Stockholders that properly are designated by us as capital gain dividends will be treated by such stockholders as long-term capital gain, to the extent that such dividends do not exceed our actual net capital gain, without regard to the period for which the stockholders have held our common stock. Taxable U.S. Stockholders that are corporations may be required, however, to treat up to 20% of particular capital gain dividends as ordinary income. Capital gain dividends, like regular dividends from a real estate investment trust, are not eligible for the dividends received deduction for corporations.

Retained Capital Gains

A REIT may elect to retain, rather than distribute, its net long-term capital gain received during the tax year. To the extent designated in a notice from the REIT to its stockholders, the REIT will pay the income tax on such gains and Taxable U.S. Stockholders must include their proportionate share of the undistributed net long-term capital gain so designated in their income for the tax year. Each Taxable U.S. Stockholder will be deemed to have paid its share of the tax paid by the REIT, which tax will be credited or refunded to such stockholder.

Passive Activity Loss and Investment Interest Limitations

Distributions, including deemed distributions of undistributed net long-term capital gain, from us and gain from the disposition of our common stock will not be treated as passive activity income, and, therefore, Taxable U.S. Stockholders who are subject to the passive loss limitation rules of the Internal Revenue Code will not be able to apply any passive activity losses against such income. Distributions from us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of the investment income limitation on deductibility of investment interest. However, net capital gain from the disposition of our common stock or capital gain dividends, including deemed distributions of undistributed net long-term capital gains, generally will be excluded from investment income.

Sale of Common Stock

Upon the sale of our common stock, a Taxable U.S. Stockholder generally will recognize gain or loss equal to the difference between the amount realized on such sale and the holder’s tax basis in the common stock sold. To the extent that the common stock is held as a capital asset by the Taxable U.S. Stockholder, the gain or loss will be a long-term capital gain or loss if the common stock has been held for more than a year, and will be a short-term capital gain or loss if the common stock has been held for a shorter period. In general, however, any loss upon a sale of the common stock by a Taxable U.S. Stockholder who has held such common stock for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent that distributions from us were required to be treated as long-term capital gain by that holder.

New Legislation

Legislation enacted in 2010 requires certain U.S. Stockholders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, interest on and capital gains from the sale or other disposition of the common stock for taxable years beginning after December 31, 2012. U.S. Stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the common stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, which we refer to as exempt organizations, generally are exempt from federal income taxation. Exempt organizations are subject to tax, however, on their unrelated business taxable income, or UBTI. UBTI is defined as the gross income derived by an exempt organization from an unrelated trade or business, less the deductions directly connected with that trade or business, subject to certain exceptions. While many investments in real estate generate UBTI, the Internal Revenue Service has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed to exempt organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of common stock with debt, a portion of its income from a REIT will constitute UBTI pursuant to the “debt-financed property” rules under the Code.

In addition, in certain circumstances, a pension trust that owns more than 10% of the stock of a REIT will be required to treat a percentage of the dividends paid by the REIT as UBTI based upon the percentage of the REIT’s income that would constitute UBTI to the stockholder if received directly by it. This rule applies to a pension trust holding more than 10% (by value) of our common stock only if (i) the percentage of the income from us that is UBTI (determined as if we were a pension trust) is at least 5% and (ii) we are treated as a “pension-held REIT.” We do not expect to be classified as a “pension-held REIT” due to our diverse stock ownership.

Taxation of Non-U.S. Stockholders

General

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts and certain other foreign stockholders, which we refer to as Non-U.S. Stockholders, are complex and no attempt is made herein to provide more than a general summary of such rules. This discussion does not consider the tax rules applicable to all Non-U.S. Stockholders and, in particular, does not consider the special rules applicable to U.S. branches of foreign banks or insurance companies or certain intermediaries. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign tax laws with regard to the election, including any reporting and withholding requirements.

Ordinary Dividends

Distributions to Non-U.S. Stockholders that are not attributable to gain from sales or exchanges by a REIT of United States real property interests or otherwise effectively connected with the Non-U.S. Stockholders’ conduct of a U.S. trade or business and that are not designated by a REIT as capital gain dividends (or deemed distributions of retained capital gains) will be treated as ordinary dividends to the extent that they are made out of current or accumulated earnings and profits of the REIT. Any portion of a distribution in excess of current and accumulated earnings and profits of the REIT will not be taxable to a Non-U.S. Stockholder to the extent that such distribution does not exceed the adjusted basis of the stockholder in the REIT’s stock, but rather will reduce the adjusted basis of such shares. To the extent that the portion of the distribution in excess of current and accumulated earnings and profits exceeds the adjusted basis of a Non-U.S. Stockholder in our common stock, such excess generally will be treated as gain from the sale or disposition of the common stock and will be taxed as described below.

Withholding

Dividends paid to Non-U.S. Stockholders may be subject to U.S. withholding tax. If an income tax treaty does not apply and the Non-U.S. Stockholder’s investment in the REIT’s stock is not effectively connected with a trade or business conducted by the Non-U.S. Stockholder in the United States (or if a tax treaty does apply and the investment in the stock is not attributable to a United States permanent establishment maintained by the Non-U.S. Stockholder), ordinary dividends (i.e., distributions out of current and accumulated earnings and profits) will be subject to a U.S. withholding tax at a 30% rate, or, if an income tax treaty applies, at a lower treaty rate. Because we generally cannot determine at the time that a distribution is made whether or not it will be in excess of earnings and profits, we intend to withhold on the gross amount of each distribution at the 30% rate (or lower treaty rate) (other than distributions subject to the 35% FIRPTA withholding rules described below). To receive a reduced treaty rate, a Non-U.S. Stockholder must furnish us or our paying agent with a duly completed Form 1001 or Form W-8BEN (or authorized substitute form) certifying such holder’s qualification for the reduced rate. Generally, a Non-U.S. Stockholder will be entitled to a refund from the IRS to the extent the amount withheld by us from a distribution exceeds the amount of United States tax owed by such stockholder.

In the case of a Non-U.S. Stockholder that is a partnership or a trust, the withholding rules for a distribution to such a partnership or trust will be dependent on numerous factors, including (1) the classification of the type of partnership or trust, (2) the status of the partner or beneficiary, and (3) the activities of the partnership or trust. Non-U.S. Stockholders that are partnerships or trusts are urged to consult their tax advisors regarding the withholding rules applicable to them based on their particular circumstances.

If an income tax treaty does not apply, ordinary dividends that are effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Stockholder (and, if a tax treaty applies, ordinary dividends that are attributable to a United States permanent establishment maintained by the Non-U.S. Stockholder) are exempt from U.S. withholding tax. In order to claim such exemption, a Non-U.S. Stockholder must provide us or our paying agent with a duly completed Form W-8ECI (or authorized substitute form) certifying such holder’s exemption. However, ordinary dividends exempt from U.S. withholding tax because they are effectively connected or are attributable to a United States permanent establishment maintained by the Non-U.S. Stockholder generally are subject to U.S. federal income tax on a net income basis at regular graduated rates. In the case of Non-U.S. Stockholders that are corporations, any effectively connected ordinary dividends or ordinary dividends attributable to a United States permanent establishment maintained by the Non-U.S. Stockholder may, in certain circumstances, be subject to an additional branch profits tax at a 30% rate, or lower rate specified by an applicable income tax treaty.

Capital Gain Dividends

For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, which is commonly referred to as FIRPTA. Under FIRPTA, distributions attributable to gain from sales of United States real property are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Stockholders thus would be taxed at the regular capital gain rates applicable to Taxable U.S. Stockholders (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not otherwise entitled to treaty relief or exemption.

Withholding

Under FIRPTA, a REIT is required to withhold 35% of any distribution that is designated as a capital gain dividend or which could be designated as a capital gain dividend and is attributable to gain from the disposition of a United States real property interest. This amount is creditable against the Non-U.S. Stockholder’s FIRPTA tax liability. Moreover, if a REIT designates previously made distributions as capital gain dividends, subsequent distributions (up to the amount of the prior distributions so designated) will be treated as capital gain dividends for purposes of FIRPTA withholding.

Sale of Common Stock

A Non-U.S Stockholder generally will not be subject to United States federal income tax under FIRPTA with respect to gain recognized upon a sale of our common stock, if less than 50% of our assets during a prescribed testing period consist of interests in real property located within the United States (excluding interests in real property solely in the capacity as a creditor) or we are a “domestically-controlled REIT.” A domestically-controlled REIT generally is defined as a real estate investment trust in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. Although currently it is anticipated that we will be a domestically-controlled REIT, and, therefore, that the sale of common stock will not be subject to taxation under FIRPTA, there can be no assurance that we will, at all relevant times, be a domestically-controlled REIT. If we are not a domestically-controlled REIT, a Non-U.S. Stockholder’s sale of our stock will generally not be subject to tax under FIRPTA if (a) the stock is treated as “regularly traded” on an established securities market and (b) the seller held 5% or less of our stock at all times during the one year period prior to distribution. If the gain on the sale of our common stock were subject to taxation under FIRPTA, a Non-U.S. Stockholder would be subject to the same treatment as Taxable U.S. Stockholders with respect to such gain (subject to the applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and possible application of the 30% branch profits tax in the case of foreign corporations). In addition, a purchaser of our common stock from a Non-U.S. Stockholder subject to taxation under FIRPTA generally would be required to deduct and withhold a tax equal to 10% of the amount realized by a Non-U.S. Stockholder on the disposition. Any amount withheld would be creditable against the Non-U.S. Stockholder’s FIRPTA tax liability.

Even if gain recognized by a Non-U.S. Stockholder upon the sale of our common stock is not subject to FIRPTA, such gain generally will be taxable to such stockholder if:

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an income tax treaty does not apply and the gain is effectively connected with a trade or business conducted by the Non-U.S. Stockholder in the United States (or, an income tax treaty applies and the gain is attributable to a United States permanent establishment maintained by the Non-U.S. Stockholder), in which case, unless an applicable treaty provides otherwise, a Non-U.S. Stockholder will be taxed on his or her net gain from the sale at regular graduated U.S. federal income tax rates. In the case of a Non-U.S. Stockholder that is a corporation, such stockholder may be subject to an additional branch profits tax at a 30% rate, unless an applicable income tax treaty provides for a lower rate and the stockholder demonstrates its qualification for such rate; or

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the Non-U.S. Stockholder is a nonresident alien individual who holds our common stock as a capital asset and was present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the Non-U.S. Stockholder will be subject to a 30% tax on capital gains.

Estate Tax Considerations

The value of our common stock owned, or treated as owned, by a Non-U.S. Stockholder who is a nonresident alien individual at the time of his or her death will be included in the individual’s gross estate for United States federal estate tax purposes, unless otherwise provided in an applicable estate tax treaty.

Information Reporting and Backup Withholding

A REIT is required to report to its stockholders and to the IRS the amount of distributions paid during each tax year, and the amount of tax withheld, if any. These requirements apply even if withholding was not required with respect to payments made to a stockholder. In the case of Non-U.S. Stockholders, the information reported may also be made available to the tax authorities of the Non-U.S. Stockholder’s country of residence, if an applicable income tax treaty so provides.

Backup withholding generally may be imposed on certain payments to stockholders unless the stockholder (i) furnishes certain information, or (ii) is otherwise exempt from backup withholding.

A stockholder who does not provide a REIT with his or her correct taxpayer identification number also may be subject to penalties imposed by the IRS. In addition, the REIT may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to the REIT.

You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedure for obtaining an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a distribution to a stockholder will be allowed as a credit against such holder’s United States federal income tax liability and may entitle the Taxable U.S. Stockholder to a refund, provided that the required information is furnished to the IRS.

In general, backup withholding and information reporting will not apply to a payment of the proceeds of the sale of our common stock by a Non-U.S. Stockholder by or through a foreign office of a foreign broker effected outside of the United States; provided, however, that foreign brokers having certain connections with the

United States may be obligated to comply with the backup withholding and information reporting rules. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of our common stock by foreign offices of certain brokers, including foreign offices of a broker that:

•	is a United States person;

•	derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States; or

•	is a “controlled foreign corporation” for United States tax purposes.

Information reporting will not apply in the above cases if the broker has documentary evidence in its records that the holder is a Non-U.S. Stockholder and certain conditions are met, or the Non-U.S. Stockholder otherwise establishes an exemption.

Payment to or through a United States office of a broker of the proceeds of a sale of our common stock is subject to both backup withholding and information reporting unless the stockholder certifies in the manner required that he or she is a Non-U.S. Stockholder and satisfies certain other qualifications under penalties of perjury or otherwise establishes an exemption.

State and Local Tax

The discussion herein concerns only the U.S. federal income tax treatment likely to be accorded to a REIT and its stockholders. No consideration has been given to the state and local tax treatment of such parties. The state and local tax treatment may not conform to the federal treatment described above. As a result, you should consult your own tax advisor regarding the specific state and local tax consequences of the REIT Election and ownership and sale of our common stock.

Foreign Account Tax Compliance Act

The Hiring Incentives to Restore Employment (HIRE) Act of 2010 will impose on non-U.S. persons that are entities certain increased certification requirements and information reporting related to U.S. accounts or ownership. In the event of noncompliance with the revised requirements, a 30% U.S. withholding tax could be imposed on payments to such non-U.S. persons of dividends and sales proceeds in respect of our common stock. If payment of U.S. withholding taxes is required, non-U.S. persons that are otherwise eligible for an exemption from, or a reduction of, U.S. withholding tax with respect to dividends and sale proceeds will be required to seek a refund from the Internal Revenue Service to obtain the benefit of such exemption or reduction. We will not pay any additional amounts to non-U.S. shareholders in respect of any amounts withheld. Such provisions will generally apply to payments made after December 31, 2012. Prospective investors should consult their own tax advisors regarding this new legislation.

SELLING SECURITYHOLDERS

Information about the selling securityholders may be added to this prospectus pursuant to a prospectus supplement.

PLAN OF DISTRIBUTION

General

We, along with the Trusts and/or the selling securityholders, may sell the securities being offered by this prospectus in one or more of the following ways from time to time:

•	through underwriters or dealers;

•	through agents;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we and/or the selling securityholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•

enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	the terms of any subscription rights;

•	any initial public offering price;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the Trusts or the selling securityholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale, including in “at the market offerings”;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Selling Securityholders

The selling securityholders may offer our securities in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent our securities offered pursuant to a prospectus supplement or otherwise remain unsold, the selling securityholder may offer those securities on different terms pursuant to another prospectus supplement. Sales by the selling securityholders may not require the provision of a prospectus supplement.

In addition to the foregoing, each of the selling securityholders may offer our securities at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for our securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

Each of the selling securityholders also may resell all or a portion of our securities that it owns in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144.

Underwriting Compensation

Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us, the Trusts, and/or the selling securityholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. We and/or the selling securityholders may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we, the Trusts and/or the selling securityholders, will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We, the Trusts and/or the selling securityholders, may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We, the Trusts and/or the selling securityholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us, the Trusts and/or the selling securityholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us, the Trusts and/or the selling securityholders, and its compensation.

In connection with offerings made through underwriters or agents, we, the Trusts and/or the selling securityholders, may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We, the Trusts and/or the selling securityholders, may sell the offered securities to dealers as principals. We, the Trusts and/or the selling securityholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We, the Trusts and/or the selling securityholders, may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We, the Trusts and/or the selling securityholders, may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We, or the Trusts, will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Subscription Offerings

Direct sales to investors or our stockholders may be accomplished through subscription offerings or through stockholder subscription rights distributed to stockholders. In connection with subscription offerings or the distribution of stockholder subscription rights to stockholders, if all of the underlying securities are not subscribed for, we, or the Trusts, may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we, or the Trusts, may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through stockholder subscription rights, the stockholder subscription rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under stockholder purchase rights will set forth the relevant terms of the stockholder subscription rights, including:

•	whether common stock, preferred stock or warrants for those securities will be offered under the stockholder subscription rights;

•	the number of those securities or warrants that will be offered under the stockholder subscription rights;

•	the period during which and the price at which the stockholder subscription rights will be exercisable;

•	the number of stockholder subscription rights then outstanding;

•	any provisions for changes to or adjustments in the exercise price of the stockholder subscription rights; and

•	any other material terms of the stockholder subscription rights.

Indemnification; Other Relationships

We, the Trusts and/or the selling securityholders, may agree to indemnify underwriters, dealers, agents and remarketing firms against civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

Market Making, Stabilization and Other Transactions

Each series of securities will be a new issue of securities and will have no established trading market other than our common stock and the Preferred Stock, which are listed on the NYSE. Any shares of our common stock or the Preferred Stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom we, the Trusts or the selling securityholders, sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock and the Preferred Stock, may or may not be listed on a national securities exchange, and any such listing if pursued will be described in the applicable prospectus supplement.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer may not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from Strategic Hotels & Resorts, Inc.’s (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Paul Hastings LLP, New York, New York, Venable LLP, Baltimore, Maryland, and Richards, Layton & Finger, P.A., which, as special Delaware counsel for the Trusts and us, will pass upon the validity of the trust preferred securities for the Trusts and us. Certain other matters in connection with the offering of securities by this prospectus will be passed upon for us by Paul Hastings LLP. Any agents or underwriters will be represented by their own legal counsel named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. We also maintain an internet site at www.strategichotels.com that contains information concerning us, including the reports we file with the SEC. Other than the documents specifically incorporated by reference into this prospectus below, the information contained or referred to on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the securities being offered in this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information regarding us and our securities, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us. Statements contained in this prospectus or any prospectus supplement as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents, which have been filed with the SEC (File No. 001-32223), are incorporated herein by reference:

•	our annual report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 23, 2012, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on February 27, 2012;

•	our current report on Form 8-K filed with the SEC on February 27, 2012; and

•	the description of our stock contained in our Registration Statement on Form S-11, as amended (file No. 333-112846) originally filed with the SEC on February 13, 2004.

In addition, all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are deemed incorporated by reference into this prospectus and a part hereof from the date of filing of those documents. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of our current reports on Form 8-K, including the related exhibits, is not incorporated by reference in this registration statement.

Any statement contained in any document incorporated by reference shall be deemed to be amended, modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus, except as so amended, modified or superseded.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus. Requests for such documents should be directed to Strategic Hotels & Resorts, Inc., 200 West Madison Street, Suite 1700, Chicago, IL 60606-3415, Attention: Secretary, (312) 658-5000.

16,000,000 shares Common stock Prospectus supplement

Deutsche Bank Securities Raymond James
April , 2012